Filed pursuant to Rule 433
Registration Number 333-131712-06
August 3, 2007

SUBJECT TO REVISION
FREE WRITING PROSPECTUS DATED [July 25, 2007]

$[1,318,465,000] (Approximate)
SAXON ASSET SECURITIES TRUST 2007-3
MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2007-3

SAXON ASSET SECURITIES COMPANY
Depositor

SAXON FUNDING MANAGEMENT, LLC
Seller

SAXON MORTGAGE SERVICES, INC.
Servicer

July 25, 2007

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/v038904_s3-a.htm

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

$[1,318,465,000] (Approximate)
Saxon Asset Securities Trust 2007-3
Subject to a +/- 10% Variance

Class(1, 3, 4)	Certificate Principal Balance ($) (1)	Certificate Type	Expected Rating (Moody’s/S&P/Fitch)	WAL (Yrs) Call/Mat (2) (3)	Prin Window (Mths) to Call/Mat (2) (3)	Initial Subordination Level(6)	Stated Final Maturity (5)
Class 1-A	574,830,000	SEN-FLT	Aaa/AAA/AAA	Not Offered Hereby		30.10%	9/2037
Class 2-A1	241,270,000	SEN-FLT	Aaa/AAA/AAA	0.80 / 0.80	1 - 21 / 1 - 21	30.10%	9/2037
Class 2-A2	64,750,000	SEN-FLT	Aaa/AAA/AAA	2.00 / 2.00	21 - 28 / 21 - 28	30.10%	9/2037
Class 2-A3	85,130,000	SEN-FLT	Aaa/AAA/AAA	3.50 / 3.50	28 - 76 / 28 - 76	30.10%	9/2037
Class 2-A4	26,595,000	SEN-FLT	Aaa/AAA/AAA	7.29 / 8.21	76 - 91 / 76 - 138	30.10%	9/2037
Class 1-M1	37,006,000	MEZ-FLT	Aa1/AA+/AA+	Not Offered Hereby		25.60%	9/2037
Class 2-M1	26,894,000	MEZ-FLT	Aa1/AA+/AA+	5.40 / 6.21	47 - 91 / 47 - 186	25.60%	9/2037
Class 1-M2	33,306,000	MEZ-FLT	Aa2/AA/AA	Not Offered Hereby		21.55%	9/2037
Class 2-M2	24,204,000	MEZ-FLT	Aa2/AA/AA	5.26 / 6.04	44 - 91 / 44 - 180	21.55%	9/2037
Class 1-M3	21,381,000	MEZ-FLT	Aa3/AA-/AA-	Not Offered Hereby		18.95%	9/2037
Class 2-M3	15,539,000	MEZ-FLT	Aa3/AA-/AA-	5.20 / 5.94	42 - 91 / 42 - 174	18.95%	9/2037
Class 1-M4	18,092,000	MEZ-FLT	A1/A+/A+	Not Offered Hereby		16.75%	9/2037
Class 2-M4	13,148,000	MEZ-FLT	A1/A+/A+	5.16 / 5.89	41 - 91 / 41 - 169	16.75%	9/2037
Class 1-M5	18,092,000	MEZ-FLT	A2/A/A	Not Offered Hereby		14.55%	9/2037
Class 2-M5	13,148,000	MEZ-FLT	A2/A/A	5.14 / 5.84	40 - 91 / 40 - 164	14.55%	9/2037
Class 1-M6	16,858,000	MEZ-FLT	A3/A-/A-	Not Offered Hereby		12.50%	9/2037
Class 2-M6	12,252,000	MEZ-FLT	A3/A-/A-	5.13 / 5.79	40 - 91 / 40 - 159	12.50%	9/2037
Class B1	27,690,000	SUB-FLT	Baa1/BBB+/BBB+	5.05 / 5.56	39 - 91 / 39 - 153	10.55%	9/2037
Class B2	24,140,000	SUB-FLT	Baa2/BBB/BBB	5.05 / 5.53	38 - 91 / 38 - 147	8.85%	9/2037
Class B3	24,140,000	SUB-FLT	Baa3/BBB-/BBB-	5.03 / 5.48	38 - 91 / 38 - 140	7.15%	9/2037
Total:	1,318,465,000

(1)
Class sizes are subject to a permitted variance in the aggregate of +/-10%. Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Certificates are subject to a 10% Clean-up Call (as described herein). After the first Distribution Date on which the Clean-up Call is exercisable, the margins on the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will increase to 2.0 times their respective initial margins and the margins on the Class 1-M1, Class 2-M1, Class 1-M2, Class 2-M2, Class 1-M3, Class 2-M3, Class 1-M4, Class 2-M4, Class 1-M5, Class 2-M5, Class 1-M6, Class 2-M6, Class B1, Class B2 and Class B3 Certificates will increase to 1.5 times their respective initial margins.

(4)	All Certificates are subject to the available funds cap rate (as described herein).
(5)	The Stated Final Maturity is calculated as one month past the latest maturing thirty-year mortgage loan.
(6)	Subject to final rating agency approval.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Summary of Terms

Issuing Entity or the Trust:	Saxon Asset Securities Trust 2007-3, a New York common law trust
Sponsor and Seller:	Saxon Funding Management, LLC
Depositor:	Saxon Asset Securities Company
Servicer:	Saxon Mortgage Services, Inc.
Trustee:	Deutsche Bank National Trust Company
Swap Counterparty:	Morgan Stanley Capital Services Inc.
Manager:	Morgan Stanley & Co. Incorporated
The Offered Certificates:	The Group 2 and Class B Certificates
The Non-Offered Certificates:	The Group 1, Class OC, Class P and Class R Certificates
Group 1 Certificates:	The Class 1-A, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, and Class 1-M6 Certificates
Group 2 Certificates:	The Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, and Class 2-M6 Certificates
Class A Certificates:	The Class 1-A and Class 2-A Certificates (“Senior Certificates”)
Class 1-A Certificates:	The Class 1-A Certificates
Class 2-A Certificates:	The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates
LIBOR Certificates:	The Class A, Class M and Class B Certificates
Class M Certificates:	The Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates
Class M1 Certificates:	The Class 1-M1 and Class 2-M1 Certificates
Class M2 Certificates:	The Class 1-M2 and Class 2-M2 Certificates
Class M3 Certificates:	The Class 1-M3 and Class 2-M3 Certificates
Class M4 Certificates:	The Class 1-M4 and Class 2-M4 Certificates
Class M5 Certificates:	The Class 1-M5 and Class 2-M5 Certificates
Class M6 Certificates:	The Class 1-M6 and Class 2-M6 Certificates
Class B Certificates:	The Class B1, Class B2 and Class B3 Certificates
Subordinate Certificates:	The Class M and Class B Certificates

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Rating Agencies:	Fitch, Inc. (“Fitch”), Moody's Investor Services, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc.
Registration:	The Certificates will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.
Cut-off Date:	The later of July 1, 2007 or the date of origination of such mortgage loan.
Expected Closing Date:	On or about August 3, 2007
Distribution Dates:	Payment of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 2007.
Interest Accrual Period:
The "Interest Accrual Period" for the Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Due Date:	The “Due Date” related to substantially all of the Mortgage Loans and each Distribution Date will be the first day of the month in which such Distribution Date occurs.
Record Date:
For the LIBOR Certificates and any Distribution Date, the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Due Period:
A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The Mortgage Loans:
As of the Closing Date, the Mortgage Loans will consist of approximately $[1,420,000,000] of fixed-rate and adjustable-rate residential, first and second lien mortgage loans. The information on the Mortgage Loans described herein is based on a statistical pool of Mortgage Loans with an aggregate principal balance of approximately $[1,344,621,691] as of the Cut-off Date. The characteristics of the final mortgage pool as of the Closing Date will be materially similar to the statistical pool.

Group 1 Mortgage Loans:
As of the Closing Date, the Group 1 Mortgage Loans will consist of approximately $[822,361,360] of fixed-rate and adjustable-rate residential, first lien, conforming balance mortgage loans. The information on the Group 1 Mortgage Loans described herein is based on a statistical pool of Mortgage Loans with an aggregate principal balance of approximately $[822,361,360] as of the Cut-off Date. The characteristics of the final Group 1 mortgage pool as of the Closing Date will be materially similar to the statistical pool.

Group 2 Mortgage Loans:
As of the Closing Date, the Group 2 Mortgage Loans will consist of approximately $[597,638,641] of fixed-rate and adjustable-rate residential, first and second lien, conforming and non-conforming balance mortgage loans. The information on the Group 2 Mortgage Loans described herein is based on a statistical pool of Mortgage Loans with an aggregate principal balance of approximately $[522,260,332] as of the Cut-off Date. The characteristics of the final Group 2 mortgage pool as of the Closing Date will be materially similar to the statistical pool.

Pricing Prepayment Speed:	The Certificates were priced based on the following collateral prepayment assumptions:

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans assumes 4% CPR in the first month of life of the mortgage loan increasing to 23% CPR over 15 months (19%/15 increase for each month) and remaining constant at 23% CPR from month 16 and thereafter)

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 28% CPR)

Optional Purchase Date:
At its option, the Servicer may, on any Distribution Date when the aggregate principal balance of the Mortgage Loans is an amount less than or equal to 10% of the stated principal balance of the Mortgage Loans as of the Cut-off Date, purchase from the trust fund all remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the Mortgage Loans at a price generally equal to 100% of the aggregate principal balance.

Servicing Fee:
The "Servicing Fee" applicable to each mortgage loan, and with respect to each Distribution Date, equals the scheduled principal balance of such mortgage loan, on the first day of the month preceding such Distribution Date, multiplied by one-twelfth of approximately 0.50% per annum.

Available Distribution Amount:
The “Available Distribution Amount” for any Distribution Date will equal the sum of the following amounts:
(1) the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans serviced by it and received by the Trustee by the related servicer remittance date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:
• all scheduled payments of principal and related interest collected but due on a date after the related Due Date;
• all partial principal prepayments received after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
• all prepayment penalties received;
• all prepayments in full received after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
• Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
• all amounts reimbursable to the Servicer pursuant to the terms of the Pooling and Servicing Agreement, or to the Trustee and/or the Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreement, in each case;
• reinvestment income on the balance of funds, if any, in the custodial account or distribution account; and
• any fees payable to the Servicer, in each case with respect to the Mortgage Loans
(2) all Monthly Advances on the Mortgage Loans made by the Servicer for that Distribution Date;
(3) any amounts paid as Compensating Interest with respect to the Mortgage Loans by the Servicer for that Distribution Date;
(4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or the Depositor pursuant to the Pooling and Servicing Agreement or the Sales Agreement; and
(5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Interest Remittance Amount:	For any Distribution Date, the portion of the Available Distribution Amount for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Unpaid Interest Shortfall Amount:
For any class of certificates and Distribution Date the sum of interest shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans allocated to such class of certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid and interest on such amount.

Compensating Interest:
As of any Distribution Date, an amount payable by the Servicer, as the case may be, equal to the lesser of (i) Prepayment Interest Shortfalls for such date in respect of any prepayments in full and (ii) the Servicing Fee for such date.

Prepayment Period:
The “Prepayment Period” for any Distribution Date is the period beginning on the day after the Determination Date in the month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the Determination Date of the month in which such Distribution Date occurs.

Determination Date:	For each Distribution Date, the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.
Liquidated Mortgage Loan:
A “Liquidated Mortgage Loan” is a mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

Liquidation Proceeds:	Amounts received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds or any Subsequent Recoveries.
Realized Loss:
“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

Class Principal Balance:
The “Class Principal Balance” of any class of certificates as of any Distribution Date is the initial Class Principal Balance of the class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of certificates on the class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the class.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Credit Enhancement:
The LIBOR Certificates are credit enhanced by:
1)    Net Monthly Excess Cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
2)    [7.15]% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal [14.30]% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to an Overcollateralization Floor, and
3)    Subordination of distributions on the more subordinate classes of certificates (if applicable) and the Class OC Certificates to the required distributions on the more senior classes of certificates.

The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the LIBOR Certificates is referred to as “overcollateralization.” On the closing date the aggregate stated principal balance of the Mortgage Loans is expected to exceed the aggregate Class Principal Balance of the LIBOR Certificates by approximately $[101,535,001]. In other words, it is expected that there will be approximately [7.15]% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the LIBOR Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the LIBOR Certificates, plus the related weighted average expense fee rate and any net swap payments owed to the Swap Counterparty. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the LIBOR Certificates thus creating and/or maintaining overcollateralization at the level of overcollateralization required by the Pooling and Servicing Agreement.

Overcollateralization Floor:
The “Overcollateralization Floor” prior to the Distribution Date in August 2027 will be equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On that date and thereafter, the Overcollateralization Floor will be equal to the greater of (i) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the sum of (a) 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the aggregate principal balance, as of the last day of the related Due Period, of all outstanding Mortgage Loans having original terms to maturity of 40 years.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class M1 Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class M2, Class M3, Class M4, Class M5, Class M6 and Class B Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Interest Distribution Amount:
With respect to any class of LIBOR Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and any Relief Act Interest Shortfalls.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Principal Remittance Amount:
The “Principal Remittance Amount” for the LIBOR Certificates and any Distribution Date will be the sum of:
(i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
(ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; and
(iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

In no event will the Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the LIBOR Certificates.

Stepdown Date:
The later to occur of:
(x)   The earlier of:
(a)  The Distribution Date occurring in August 2010; and
(b)  The Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates is reduced to zero; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately [60.20]%.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the Three Month Rolling Average equals or exceeds the applicable percentage set forth below of the prior period’s Senior Enhancement Percentage or Class M1 Enhancement Percentage as applicable. The Three Month Rolling Average will equal the rolling 3 month average percentage of the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure and REO Properties). For this purpose, any mortgage loan that is modified or repurchased by the servicer shall be treated as delinquent for a period of 12 months from the date of such modification/repurchase.

Senior Certificates remain outstanding	[26.58]% of the Senior Enhancement Percentage

On and after Senior Certificates pay off	[31.25]% of the Class M1 Enhancement Percentage

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

Months 25 - 36	[1.90]% for the first month, plus an additional 1/12th of [2.40]% for each month thereafter
Months 37 - 48	[4.30]% for the first month, plus an additional 1/12th of [2.60]% for each month thereafter
Months 49 - 60	[6.90]% for the first month, plus an additional 1/12th of [2.10]% for each month thereafter
Months 61 - 72	[9.00]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter
Months 73 and thereafter	[9.75]%

Step-up Coupons:
For all LIBOR Certificates the coupon will increase after the earliest Optional Purchase Date, should the call not be exercised. The applicable fixed margins will increase to 2.0 times their respective initial margins on the Class A Certificates and to 1.5 times their respective initial margins on the Subordinate Certificates after the earliest Optional Purchase Date.

Class 1-A Pass-Through Rate:
The Class 1-A Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-A Pass-Through Rate:
The Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 1-M1 Pass-Through Rate:
The Class 1-M1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-M1 Pass-Through Rate:
The Class 2-M1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 1-M2 Pass-Through Rate:
The Class 1-M2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-M2 Pass-Through Rate:
The Class 2-M2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 1-M3 Pass-Through Rate:
The Class 1-M3 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-M3 Pass-Through Rate:
The Class 2-M3 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Class 1-M4 Pass-Through Rate:
The Class 1-M4 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-M4 Pass-Through Rate:
The Class 2-M4 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 1-M5 Pass-Through Rate:
The Class 1-M5 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-M5 Pass-Through Rate:
The Class 2-M5 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class 1-M6 Pass-Through Rate:
The Class 1-M6 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class 2-M6 Pass-Through Rate:
The Class 2-M6 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class B1 Pass-Through Rate:	The Class B1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.
Class B2 Pass-Through Rate:	The Class B2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.
Class B3 Pass-Through Rate:	The Class B3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.
Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 1 Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Group 1 Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 2 Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Group 2 Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:
For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Replacement Swap Counterparty Payment:
Any payments received by the Issuing Entity with respect to the interest rate swap agreement as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the terms of the interest rate swap agreement.

Swap Termination Payment:
A termination payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

Class 1-A, 1-M1, 1-M2, 1-M3, 1-M4, 1-M5, and 1-M6 Basis Risk Carry Forward Amount:
As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class 1-A, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, and Class 1-M6 Certificates will equal the sum of:
(i) The excess, if any, of interest that would otherwise be due to such class at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap or the Group 1 Net WAC Cap) over interest due to such certificates at a rate equal to the lesser of the Group 1 Net WAC Cap or the Net WAC Cap;
(ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
(iii) Interest on the amount in clause (ii) at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap or the Group 1 Net WAC Cap).

Class 2-A1, 2-A2, 2-A3, 2-A4, 2-M1, 2-M2, 2-M3, 2-M4, 2-M5 and 2-M6 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, and Class 2-M6 Certificates will equal the sum of:
(i) The excess, if any, of interest that would otherwise be due to such class at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap or the Group 2 Net WAC Cap) over interest due to such certificates at a rate equal to the lesser of the Group 2 Net WAC Cap or the Net WAC Cap;
(ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
(iii) Interest on the amount in clause (ii) at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap or the Group 2 Net WAC Cap).

Class B1, B2 and B3 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class B1, Class B2 and Class B3 Certificates will equal the sum of:
(i) The excess, if any, of interest that would otherwise be due to such class at such class’ applicable Pass-Through Rate (without regard to the Net WAC Cap) over interest due to such class at a rate equal to the Net WAC Cap;
(ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
(iii) Interest on the amount in clause (ii) at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap).

Interest Carry Forward Amount:
“Interest Carry Forward Amount” with respect to any class of certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Interest Distributions on LIBOR Certificates:
On each Distribution Date and after payments of expense fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)        The portion of the Interest Remittance Amount attributable to the Group 1 Mortgage Loans will be allocated according to the related Interest Distribution Amount and any Interest Carry Forward Amount from prior Distribution Dates, first, to the Class 1-A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Class 2-A Certificates;
(ii)      The portion of the Interest Remittance Amount attributable to the Group 2 Mortgage Loans will be allocated according to the related Interest Distribution Amount and Interest Carry Forward Amount from prior Distribution Dates, first, pro rata, based on their respective entitlements to such amounts, to the Class 2-A Certificates and second, to the Class 1-A Certificates;
(iii)     To the Class M1 Certificates, pro rata, their Interest Distribution Amounts;
(iv)     To the Class M2 Certificates, pro rata, their Interest Distribution Amounts;
(v)      To the Class M3 Certificates, pro rata, their Interest Distribution Amounts;
(vi)     To the Class M4 Certificates, pro rata, their Interest Distribution Amounts;
(vii)    To the Class M5 Certificates, pro rata, their Interest Distribution Amounts;
(viii)   To the Class M6 Certificates, pro rata, their Interest Distribution Amounts;
(ix)      To the Class B1 Certificates, its Interest Distribution Amount;
(x)       To the Class B2 Certificates, its Interest Distribution Amount;
(xi)      To the Class B3 Certificates, its Interest Distribution Amount; and
(xii)     Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

Principal Distributions on LIBOR Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)        to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty, not previously paid with Interest Remittance Amounts, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)       to the Class A Certificates, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(iii)      to the Class M1 Certificates, allocated among the Class M1 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(iv)      to the Class M2 Certificates, allocated among the Class M2 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(v)       to the Class M3 Certificates, allocated among the Class M3 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(vi)      to the Class M4 Certificates, allocated among the Class M4 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(vii)     to the Class M5 Certificates, allocated among the Class M5 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(viii)    to the Class M6 Certificates, allocated among the Class M6 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(ix)      to the Class B1 Certificates, until the Class Principal Balance has been reduced to zero;
(x)       to the Class B2 Certificates, until the Class Principal Balance has been reduced to zero;
(xi)      to the Class B3 Certificates, until the Class Principal Balance has been reduced to zero; and
(xii)     any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Principal Distributions on LIBOR Certificates (continued):
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)        to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty, not previously paid with Interest Remittance Amounts, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)       to the Class A Certificates, in an amount up to the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(iii)      to the Class M1 Certificates, in an amount up to the Class M1 Principal Distribution Amount, allocated among the Class M1 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(iv)      to the Class M2 Certificates, in an amount up to the Class M2 Principal Distribution Amount, allocated among the Class M2 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(v)       to the Class M3 Certificates, in an amount up to the Class M3 Principal Distribution Amount, allocated among the Class M3 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(vi)      to the Class M4 Certificates, in an amount up to the Class M4 Principal Distribution Amount, allocated among the Class M4 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(vii)     to the Class M5 Certificates, in an amount up to the Class M5 Principal Distribution Amount, allocated among the Class M5 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(viii)    to the Class M6 Certificates, in an amount up to the Class M6 Principal Distribution Amount, allocated among the Class M6 Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(ix)      to the Class B1 Certificates, in an amount up to the Class B1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(x)       to the Class B2 Certificates, in an amount up to the Class B2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(xi)      to the Class B3 Certificates, in an amount up to the Class B3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
(xii)     any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Class A Principal Allocation:
Except as described below, the Class 2-A Certificates will receive principal sequentially: the Class 2-A2 Certificates will not receive principal distributions until the Class Principal Balance of the Class 2-A1 Certificates has been reduced to zero, the Class 2-A3 Certificates will not receive principal distributions until the Class Principal Balance of the Class 2-A2 Certificates has been reduced to zero and the Class 2-A4 Certificates will not receive principal distributions until the Class Principal Balance of the Class 2-A3 Certificates has been reduced to zero.

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Class 1-A Certificates, on the one hand, and the Class 2-A Certificates, on the other hand, based on the Group 1 Principal Allocation Percentage for the Class 1-A Certificates and the Group 2 Principal Allocation Percentage for the Class 2-A Certificates.

However, if the aggregate Class Principal Balances of the Class A Certificates in either group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the other group of Class A Certificates remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero. Any payments of principal to the Class 1-A Certificates will be made first from payments relating to the Group 1 Mortgage Loans, and any payments of principal to the Class 2-A Certificates will be made first from payments relating to the Group 2 Mortgage Loans.

Notwithstanding the above, in the event that all subordinate classes, including the Class OC certificates, have been reduced to zero, principal distributions to the Class 2-A Certificates will be distributed pro rata, based upon their respective Class Principal Balances, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates.

Class M Principal Allocation:
Amounts distributed to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates will be paid as follows:

(i)   The Group 1 Principal Allocation Percentage of amounts distributable to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates will be paid to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, and Class 1-M6 Certificates respectively.
(ii)   The Group 2 Principal Allocation Percentage of amounts distributable to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates will be paid to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4, Class 2-M5, and Class 2-M6 Certificates respectively.

Notwithstanding the foregoing, in the event that the Class Principal Balance of any class of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates is reduced to zero while the other class of Class M Certificates of equivalent priority remains outstanding (e.g., the Class 1-M4 and Class 2-M4 Certificates are of equivalent priority), the amounts referred to in (i) and (ii) immediately above will be distributed to whichever class of Class M Certificates of equivalent priority remains outstanding until such class' Class Principal Balance has been reduced to zero.

Group 1 Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Group 2 Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i) to the Class M1 Certificates, pro rata, the related Interest Carry Forward Amount;
(ii) to the Class M1 Certificates, pro rata, the allocated Unpaid Realized Loss Amount;
(iii) to the Class M2 Certificates, pro rata, the related Interest Carry Forward Amount;
(iv) to the Class M2 Certificates, pro rata, the allocated Unpaid Realized Loss Amount;
(v) to the Class M3 Certificates, pro rata, the related Interest Carry Forward Amount;
(vi) to the Class M3 Certificates, pro rata, the allocated Unpaid Realized Loss Amount;
(vii) to the Class M4 Certificates, pro rata, the related Interest Carry Forward Amount;
(viii) to the Class M4 Certificates, pro rata, the allocated Unpaid Realized Loss Amount;
(ix) to the Class M5 Certificates, pro rata, the related Interest Carry Forward Amount;
(x) to the Class M5 Certificates, pro rata, the allocated Unpaid Realized Loss Amount;
(xi) to the Class M6 Certificates, pro rata, the related Interest Carry Forward Amount;
(xii) to the Class M6 Certificates, pro rata, the allocated Unpaid Realized Loss Amount;
(xiii) to the Class B1 Certificates, the related Interest Carry Forward Amount;
(xiv) to the Class B1 Certificates, the allocated Unpaid Realized Loss Amount;
(xv) to the Class B2 Certificates, the related Interest Carry Forward Amount;
(xvi) to the Class B2 Certificates, the allocated Unpaid Realized Loss Amount;
(xvii) to the Class B3 Certificates, the related Interest Carry Forward Amount;
(xviii) to the Class B3 Certificates, the allocated Unpaid Realized Loss Amount;
(xix)    concurrently, to the Class 1-A Certificates, any Basis Risk Carry Forward Amount for the Class 1-A Certificates and to the Class 2-A Certificates, any Basis Risk Carry Forward Amount for the Class 2-A Certificates;
(xx)      sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case pro rata between Certificates of equivalent priority and then sequentially to the Class B1, Class B2 and Class B3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes;
(xxi)    sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such classes of certificates and then (ii) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case pro rata between Certificates of equivalent priority and then sequentially to the Class B1, Class B2 and Class B3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such classes of certificates; and
(xxii)   all remaining amounts to the holders of the Class OC Certificates.

Unpaid Realized Loss Amount:	For any Class of Subordinate Certificates, the portion of any Realized Losses on the Mortgage Loans previously allocated to that class remaining unpaid from prior Distribution Dates.
Swap Account:
On or prior to each Distribution Date during which the interest rate swap agreement is in effect, the Swap Termination Payments, Net Swap Payments owed to the Swap Counterparty, and Net Swap Receipts for that Distribution Date will be deposited into a trust account (“the Swap Account”) established by the Trustee as part of the trust fund.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Swap Payment Priority:
All payments due under the swap agreement and any Swap Termination Payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net Monthly Excess Cashflow above:
(i)        to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement not previously paid;
(ii)       to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty not previously paid;
(iii)     concurrently, to the Senior Certificates, the Interest Distribution Amount and Interest Carry Forward Amount, on a pro rata basis, to the extent not yet paid;
(iv)     sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case pro rata between Certificates of equivalent priority and then sequentially to the Class B1, Class B2 and Class B3 Certificates, the Interest Distribution Amount and Interest Carry Forward Amount, sequentially and in that order, to the extent not yet paid;
(v)      to the LIBOR Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the amount necessary to meet the required overcollateralization for that Distribution Date;
(vi)     concurrently, to the Senior Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(vii)    sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case pro rata between Certificates of equivalent priority and then sequentially to the Class B1, Class B2 and Class B3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(viii)   concurrently to the Senior Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carry Forward Amount, pro rata based on need;
(ix)      sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates, in each case pro rata between Certificates of equivalent priority and then sequentially to the Class B1, Class B2 and Class B3 Certificates the allocated Unpaid Realized Loss Amount, to the extent not yet paid;
(x)       to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
(xi)      all remaining amounts to the holder of the Class OC Certificates.

In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Counterparty Payment, the trustee will be required to direct the replacement swap counterparty (or its guarantor) to make such Replacement Swap Counterparty Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Counterparty Payment will be made from the Swap Account to the Swap Counterparty (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a Distribution Date. If any Replacement Swap Counterparty Payment is made to an account other than the Swap Account, then any Replacement Swap Counterparty Payment will be required to be paid to the Swap Counterparty (or its guarantor) immediately upon receipt of such Replacement Swap Counterparty Payment by the trust, regardless of whether the date of receipt is a Distribution Date. The Swap Counterparty (or its guarantor) will have first priority to any Replacement Swap Counterparty Payment over the payment by the trust to certificateholders, the servicer, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap counterparty and paid to the Swap Counterparty is less than the full amount of a Swap Termination Payment owed to the Swap Counterparty, the remaining amount of the Swap Termination Payment will remain payable to the Swap Counterparty in accordance with the priority of payment described above.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Swap Payment Priority (continued):
Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Swap Payment Allocation:
For a given class of certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Principal Balance of that class prior to the distributions of principal for that Distribution Date.

Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty will be allocated between the loan groups based on the respective aggregate stated principal balance of the Mortgage Loans in each loan group.

Senior Defaulted Swap Termination Payment:
As of any date, the lesser of (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Counterparty.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.
Basic Principal Distribution Amount:	On any Distribution Date, the excess, if any, of (i) the Principal Remittance Amount over (ii) the Excess Subordinate Amount, if any.
Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates and any Net Swap Payment and any Swap Termination Payment owed to the Swap Counterparty on such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making the distributions under “Interest Distributions on LIBOR Certificates” and “Principal Distributions on LIBOR Certificates” above.

Excess Subordinate Amount:	For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such Distribution Date.
Overcollateralization Increase Amount:
For any Distribution Date will be the amount, if any, by which the required overcollateralization exceeds the overcollateralized amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [39.80]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Class M1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Class Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [48.80]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date) and (iii) the aggregate Class Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [56.90]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Class Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [62.10]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Class Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date) and (v) the aggregate Class Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [66.50]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Class M5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Class Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Class Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Class Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [70.90]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M6 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Class Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Class Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Class Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (vii) the aggregate Class Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [75.00]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class B1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Class Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Class Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Class Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Class Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [78.90]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Class B2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Class Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Class Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Class Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Class Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B1 Certificates (after taking into account the payment of the Class B1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [82.30]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class B3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Class Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Class Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Class Principal Balance of the Class M4 Certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Class Principal Balance of the Class M5 Certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Class Principal Balance of the Class M6 Certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B1 Certificates (after taking into account the payment of the Class B1 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B2 Certificates (after taking into account the payment of the Class B2 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [85.70]% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Allocation of Losses:
If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Payment Priority”, the aggregate Class Principal Balances of the LIBOR Certificates exceeds the aggregate stated principal balance of the Mortgage Loans for that Distribution Date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B3 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. In the case of Class M Certificates of equivalent priority, losses will be allocated pro rata based on their outstanding Class Principal Balances. The Class Principal Balances of the Senior Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.”
In the event Applied Realized Loss Amounts are allocated to any class of Subordinate Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinate Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible provided that, until the swap agreement is terminated, the investor meets the requirements of certain investor-based or statutory exemptions.
SMMEA Eligibility:	The Certificates are not expected to be SMMEA eligible.
Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Federal Tax Status:	The Offered Securities will represent, in part, regular interests in a REMIC for federal income tax purposes.
Static Pool Information:
Static pool information with respect to the Sponsor’s prior securitized pools is available online at www.saxonmortgage.com/staticpool. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Registration Statement and Prospectus:
This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/v038904_s3-a.htm

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Weighted Average Life Sensitivity
To CALL
	PPC (%)	50	60	75	100	125	150	175
1-A	WAL (yrs)	4.59	3.86	3.10	2.23	1.45	1.12	0.94
	First Payment Date	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	1/25/2010	8/25/2009
	Window	1 - 184	1 - 155	1 - 124	1 - 91	1 - 71	1 - 30	1 - 25
2-A1	WAL (yrs)	1.65	1.37	1.09	0.80	0.63	0.51	0.42
	First Payment Date	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	2/25/2011	6/25/2010	11/25/2009	4/25/2009	11/25/2008	8/25/2008	6/25/2008
	Window	1 - 43	1 - 35	1 - 28	1 - 21	1 - 16	1 - 13	1 - 11
2-A2	WAL (yrs)	4.20	3.47	2.74	2.00	1.56	1.26	1.04
	First Payment Date	2/25/2011	6/25/2010	11/25/2009	4/25/2009	11/25/2008	8/25/2008	6/25/2008
	Expected Final Maturity	7/25/2012	8/25/2011	10/25/2010	11/25/2009	5/25/2009	1/25/2009	10/25/2008
	Window	43 - 60	35 - 49	28 - 39	21 - 28	16 - 22	13 - 18	11 - 15
2-A3	WAL (yrs)	8.38	6.92	5.42	3.50	2.20	1.77	1.46
	First Payment Date	7/25/2012	8/25/2011	10/25/2010	11/25/2009	5/25/2009	1/25/2009	10/25/2008
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	11/25/2013	3/25/2010	9/25/2009	4/25/2009
	Window	60 - 164	49 - 136	39 - 106	28 - 76	22 - 32	18 - 26	15 - 21
2-A4	WAL (yrs)	15.07	12.64	10.04	7.29	2.80	2.25	1.85
	First Payment Date	3/25/2021	11/25/2018	5/25/2016	11/25/2013	3/25/2010	9/25/2009	4/25/2009
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	7/25/2010	12/25/2009	7/25/2009
	Window	164 - 184	136 - 155	106 - 124	76 - 91	32 - 36	26 - 29	21 - 24

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Weighted Average Life Sensitivity
To CALL

	PPC (%)	50	60	75	100	125	150	175
1-M1	WAL (yrs)	10.08	8.43	6.71	5.31	5.86	4.70	3.76
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	6/25/2011	1/25/2013	1/25/2010	8/25/2009
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	47 - 91	66 - 71	30 - 57	25 - 47
2-M1	WAL (yrs)	10.16	8.51	6.79	5.40	5.86	4.70	3.77
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	6/25/2011	1/25/2013	1/25/2010	8/25/2009
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	47 - 91	66 - 71	30 - 57	25 - 47
1-M2	WAL (yrs)	10.08	8.43	6.71	5.17	5.17	4.42	3.69
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	3/25/2011	2/25/2012	6/25/2011	11/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	44 - 91	55 - 71	47 - 57	40 - 47
2-M2	WAL (yrs)	10.16	8.51	6.79	5.26	5.22	4.45	3.71
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	3/25/2011	2/25/2012	6/25/2011	11/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	44 - 91	55 - 71	47 - 57	40 - 47
1-M3	WAL (yrs)	10.08	8.43	6.71	5.11	4.73	3.96	3.30
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	1/25/2011	9/25/2011	2/25/2011	7/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	42 - 91	50 - 71	43 - 57	36 - 47
2-M3	WAL (yrs)	10.16	8.51	6.79	5.20	4.81	4.03	3.36
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	1/25/2011	9/25/2011	2/25/2011	7/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	42 - 91	50 - 71	43 - 57	36 - 47
1-M4	WAL (yrs)	10.08	8.43	6.71	5.07	4.55	3.77	3.13
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	12/25/2010	6/25/2011	11/25/2010	5/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	41 - 91	47 - 71	40 - 57	34 - 47
2-M4	WAL (yrs)	10.16	8.51	6.79	5.16	4.63	3.85	3.21
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	12/25/2010	6/25/2011	11/25/2010	5/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	41 - 91	47 - 71	40 - 57	34 - 47
1-M5	WAL (yrs)	10.08	8.43	6.71	5.05	4.42	3.65	3.02
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	4/25/2011	9/25/2010	3/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	40 - 91	45 - 71	38 - 57	32 - 47
2-M5	WAL (yrs)	10.16	8.51	6.79	5.14	4.51	3.73	3.10
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	4/25/2011	9/25/2010	3/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	40 - 91	45 - 71	38 - 57	32 - 47
1-M6	WAL (yrs)	10.08	8.43	6.71	5.04	4.33	3.56	2.95
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	2/25/2011	8/25/2010	2/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	40 - 91	43 - 71	37 - 57	31 - 47
2-M6	WAL (yrs)	10.16	8.51	6.79	5.13	4.42	3.65	3.03
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	2/25/2011	8/25/2010	2/25/2010
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	40 - 91	43 - 71	37 - 57	31 - 47
B1	WAL (yrs)	10.11	8.46	6.74	5.05	4.30	3.53	2.93
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	10/25/2010	1/25/2011	6/25/2010	12/25/2009
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	39 - 91	42 - 71	35 - 57	29 - 47
B2	WAL (yrs)	10.11	8.46	6.74	5.05	4.25	3.48	2.88
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	9/25/2010	12/25/2010	5/25/2010	12/25/2009
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	38 - 91	41 - 71	34 - 57	29 - 47
B3	WAL (yrs)	10.11	8.46	6.74	5.03	4.21	3.44	2.85
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	9/25/2010	11/25/2010	4/25/2010	11/25/2009
	Expected Final Maturity	11/25/2022	6/25/2020	11/25/2017	2/25/2015	6/25/2013	4/25/2012	6/25/2011
	Window	59 - 184	49 - 155	39 - 124	38 - 91	40 - 71	33 - 57	28 - 47

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Weighted Average Life Sensitivity
To MATURITY
	PPC (%)	50	60	75	100	125	150	175
1-A	WAL (yrs)	4.96	4.21	3.41	2.48	1.59	1.12	0.94
	First Payment Date	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	7/25/2036	1/25/2034	1/25/2030	8/25/2024	12/25/2020	1/25/2010	8/25/2009
	Window	1 - 348	1 - 318	1 - 270	1 - 205	1 - 161	1 - 30	1 - 25
2-A1	WAL (yrs)	1.65	1.37	1.09	0.80	0.63	0.51	0.42
	First Payment Date	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	2/25/2011	6/25/2010	11/25/2009	4/25/2009	11/25/2008	8/25/2008	6/25/2008
	Window	1 - 43	1 - 35	1 - 28	1 - 21	1 - 16	1 - 13	1 - 11
2-A2	WAL (yrs)	4.20	3.47	2.74	2.00	1.56	1.26	1.04
	First Payment Date	2/25/2011	6/25/2010	11/25/2009	4/25/2009	11/25/2008	8/25/2008	6/25/2008
	Expected Final Maturity	7/25/2012	8/25/2011	10/25/2010	11/25/2009	5/25/2009	1/25/2009	10/25/2008
	Window	43 - 60	35 - 49	28 - 39	21 - 28	16 - 22	13 - 18	11 - 15
2-A3	WAL (yrs)	8.38	6.92	5.42	3.50	2.20	1.77	1.46
	First Payment Date	7/25/2012	8/25/2011	10/25/2010	11/25/2009	5/25/2009	1/25/2009	10/25/2008
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	11/25/2013	3/25/2010	9/25/2009	4/25/2009
	Window	60 - 164	49 - 136	39 - 106	28 - 76	22 - 32	18 - 26	15 - 21
2-A4	WAL (yrs)	17.82	14.86	11.64	8.21	2.80	2.25	1.85
	First Payment Date	3/25/2021	11/25/2018	5/25/2016	11/25/2013	3/25/2010	9/25/2009	4/25/2009
	Expected Final Maturity	11/25/2032	12/25/2028	4/25/2024	1/25/2019	7/25/2010	12/25/2009	7/25/2009
	Window	164 - 304	136 - 257	106 - 201	76 - 138	32 - 36	26 - 29	21 - 24

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Weighted Average Life Sensitivity
To MATURITY
	PPC (%)	50	60	75	100	125	150	175
1-M1	WAL (yrs)	10.94	9.19	7.32	5.73	6.88	6.52	5.23
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	6/25/2011	1/25/2013	1/25/2010	8/25/2009
	Expected Final Maturity	9/25/2034	9/25/2031	8/25/2027	11/25/2021	1/25/2017	6/25/2017	8/25/2015
	Window	59 - 326	49 - 290	39 - 241	47 - 172	66 - 114	30 - 119	25 - 97
2-M1	WAL (yrs)	11.32	9.62	7.76	6.21	7.34	7.07	5.74
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	6/25/2011	1/25/2013	1/25/2010	8/25/2009
	Expected Final Maturity	1/25/2035	3/25/2032	2/25/2028	1/25/2023	9/25/2019	6/25/2018	7/25/2016
	Window	59 - 330	49 - 296	39 - 247	47 - 186	66 - 146	30 - 131	25 - 108
1-M2	WAL (yrs)	10.93	9.19	7.32	5.60	5.43	4.62	3.85
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	3/25/2011	2/25/2012	6/25/2011	11/25/2010
	Expected Final Maturity	2/25/2034	2/25/2031	1/25/2027	12/25/2021	9/25/2017	4/25/2015	8/25/2013
	Window	59 - 319	49 - 283	39 - 234	44 - 173	55 - 122	47 - 93	40 - 73
2-M2	WAL (yrs)	11.30	9.59	7.73	6.04	5.92	5.06	4.26
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	3/25/2011	2/25/2012	6/25/2011	11/25/2010
	Expected Final Maturity	7/25/2034	8/25/2031	7/25/2027	7/25/2022	4/25/2019	1/25/2017	5/25/2015
	Window	59 - 324	49 - 289	39 - 240	44 - 180	55 - 141	47 - 114	40 - 94
1-M3	WAL (yrs)	10.93	9.18	7.32	5.54	5.01	4.16	3.45
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	1/25/2011	9/25/2011	2/25/2011	7/25/2010
	Expected Final Maturity	8/25/2033	8/25/2030	7/25/2026	8/25/2021	12/25/2017	7/25/2015	11/25/2013
	Window	59 - 313	49 - 277	39 - 228	42 - 169	50 - 125	43 - 96	36 - 76
2-M3	WAL (yrs)	11.28	9.56	7.71	5.94	5.47	4.59	3.85
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	1/25/2011	9/25/2011	2/25/2011	7/25/2010
	Expected Final Maturity	11/25/2033	11/25/2030	11/25/2026	1/25/2022	11/25/2018	9/25/2016	2/25/2015
	Window	59 - 316	49 - 280	39 - 232	42 - 174	50 - 136	43 - 110	36 - 91
1-M4	WAL (yrs)	10.92	9.18	7.31	5.50	4.83	3.98	3.29
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	12/25/2010	6/25/2011	11/25/2010	5/25/2010
	Expected Final Maturity	3/25/2033	1/25/2030	1/25/2026	4/25/2021	1/25/2018	8/25/2015	12/25/2013
	Window	59 - 308	49 - 270	39 - 222	41 - 165	47 - 126	40 - 97	34 - 77
2-M4	WAL (yrs)	11.25	9.54	7.68	5.89	5.26	4.39	3.68
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	12/25/2010	6/25/2011	11/25/2010	5/25/2010
	Expected Final Maturity	5/25/2033	5/25/2030	5/25/2026	8/25/2021	7/25/2018	6/25/2016	11/25/2014
	Window	59 - 310	49 - 274	39 - 226	41 - 169	47 - 132	40 - 107	34 - 88
1-M5	WAL (yrs)	10.91	9.17	7.30	5.48	4.71	3.86	3.18
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	4/25/2011	9/25/2010	3/25/2010
	Expected Final Maturity	8/25/2032	7/25/2029	7/25/2025	12/25/2020	11/25/2017	9/25/2015	12/25/2013
	Window	59 - 301	49 - 264	39 - 216	40 - 161	45 - 124	38 - 98	32 - 77
2-M5	WAL (yrs)	11.23	9.51	7.65	5.84	5.10	4.24	3.55
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	4/25/2011	9/25/2010	3/25/2010
	Expected Final Maturity	11/25/2032	10/25/2029	11/25/2025	3/25/2021	3/25/2018	2/25/2016	8/25/2014
	Window	59 - 304	49 - 267	39 - 220	40 - 164	45 - 128	38 - 103	32 - 85
1-M6	WAL (yrs)	10.90	9.15	7.29	5.46	4.63	3.78	3.11
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	2/25/2011	8/25/2010	2/25/2010
	Expected Final Maturity	1/25/2032	12/25/2028	1/25/2025	6/25/2020	7/25/2017	8/25/2015	1/25/2014
	Window	59 - 294	49 - 257	39 - 210	40 - 155	43 - 120	37 - 97	31 - 78
2-M6	WAL (yrs)	11.20	9.48	7.62	5.79	4.99	4.13	3.46
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	11/25/2010	2/25/2011	8/25/2010	2/25/2010
	Expected Final Maturity	4/25/2032	3/25/2029	4/25/2025	10/25/2020	11/25/2017	11/25/2015	6/25/2014
	Window	59 - 297	49 - 260	39 - 213	40 - 159	43 - 124	37 - 100	31 - 83
B1	WAL (yrs)	10.99	9.26	7.40	5.56	4.69	3.84	3.19
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	10/25/2010	1/25/2011	6/25/2010	12/25/2009
	Expected Final Maturity	8/25/2031	7/25/2028	9/25/2024	4/25/2020	6/25/2017	7/25/2015	2/25/2014
	Window	59 - 289	49 - 252	39 - 206	39 - 153	42 - 119	35 - 96	29 - 79
B2	WAL (yrs)	10.95	9.22	7.37	5.53	4.62	3.78	3.13
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	9/25/2010	12/25/2010	5/25/2010	12/25/2009
	Expected Final Maturity	10/25/2030	9/25/2027	12/25/2023	10/25/2019	1/25/2017	3/25/2015	11/25/2013
	Window	59 - 279	49 - 242	39 - 197	38 - 147	41 - 114	34 - 92	29 - 76
B3	WAL (yrs)	10.90	9.17	7.32	5.48	4.55	3.72	3.08
	First Payment Date	6/25/2012	8/25/2011	10/25/2010	9/25/2010	11/25/2010	4/25/2010	11/25/2009
	Expected Final Maturity	12/25/2029	11/25/2026	3/25/2023	3/25/2019	8/25/2016	11/25/2014	7/25/2013
	Window	59 - 269	49 - 232	39 - 188	38 - 140	40 - 109	33 - 88	28 - 72

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

CPR Sensitivity
To CALL
	CPR (%)	20	25	30
1-A	WAL (yrs)	2.83	2.15	1.52
	First Payment Date	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	1 - 121	1 - 95	1 - 77
2-A1	WAL (yrs)	1.06	0.83	0.68
	First Payment Date	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	11/25/2009	5/25/2009	1/25/2009
	Window	1 - 28	1 - 22	1 - 18
2-A2	WAL (yrs)	2.74	2.13	1.72
	First Payment Date	11/25/2009	5/25/2009	1/25/2009
	Expected Final Maturity	12/25/2010	1/25/2010	7/25/2009
	Window	28 - 41	22 - 30	18 - 24
2-A3	WAL (yrs)	5.81	4.22	2.46
	First Payment Date	12/25/2010	1/25/2010	7/25/2009
	Expected Final Maturity	4/25/2017	2/25/2015	7/25/2010
	Window	41 - 117	30 - 91	24 - 36
2-A4	WAL (yrs)	10.05	7.88	5.93
	First Payment Date	4/25/2017	2/25/2015	7/25/2010
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	117 - 121	91 - 95	36 - 77

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

CPR Sensitivity
To CALL
	CPR (%)	20	25	30
1-M1	WAL (yrs)	6.55	5.46	5.80
	First Payment Date	8/25/2010	5/25/2011	7/25/2012
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	46 - 95	60 - 77
2-M1	WAL (yrs)	6.55	5.46	5.80
	First Payment Date	8/25/2010	5/25/2011	7/25/2012
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	46 - 95	60 - 77
1-M2	WAL (yrs)	6.55	5.35	5.09
	First Payment Date	8/25/2010	2/25/2011	10/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	43 - 95	51 - 77
2-M2	WAL (yrs)	6.55	5.35	5.09
	First Payment Date	8/25/2010	2/25/2011	10/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	43 - 95	51 - 77
1-M3	WAL (yrs)	6.55	5.29	4.82
	First Payment Date	8/25/2010	1/25/2011	7/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	42 - 95	48 - 77
2-M3	WAL (yrs)	6.55	5.29	4.82
	First Payment Date	8/25/2010	1/25/2011	7/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	42 - 95	48 - 77
1-M4	WAL (yrs)	6.55	5.27	4.70
	First Payment Date	8/25/2010	12/25/2010	5/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	41 - 95	46 - 77
2-M4	WAL (yrs)	6.55	5.27	4.70
	First Payment Date	8/25/2010	12/25/2010	5/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	41 - 95	46 - 77
1-M5	WAL (yrs)	6.55	5.25	4.61
	First Payment Date	8/25/2010	11/25/2010	3/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	40 - 95	44 - 77
2-M5	WAL (yrs)	6.55	5.25	4.61
	First Payment Date	8/25/2010	11/25/2010	3/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	40 - 95	44 - 77
1-M6	WAL (yrs)	6.55	5.23	4.55
	First Payment Date	8/25/2010	10/25/2010	1/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	39 - 95	42 - 77
2-M6	WAL (yrs)	6.55	5.23	4.55
	First Payment Date	8/25/2010	10/25/2010	1/25/2011
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	39 - 95	42 - 77
B1	WAL (yrs)	6.55	5.22	4.50
	First Payment Date	8/25/2010	10/25/2010	12/25/2010
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	39 - 95	41 - 77
B2	WAL (yrs)	6.55	5.21	4.46
	First Payment Date	8/25/2010	9/25/2010	11/25/2010
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	38 - 95	40 - 77
B3	WAL (yrs)	6.55	5.20	4.43
	First Payment Date	8/25/2010	9/25/2010	10/25/2010
	Expected Final Maturity	8/25/2017	6/25/2015	12/25/2013
	Window	37 - 121	38 - 95	39 - 77

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

CPR Sensitivity
To MATURITY
	CPR (%)	20	25	30
1-A	WAL (yrs)	3.03	2.32	1.66
	First Payment Date	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	2/25/2029	11/25/2024	10/25/2021
	Window	1 - 259	1 - 208	1 - 171
2-A1	WAL (yrs)	1.06	0.83	0.68
	First Payment Date	8/25/2007	8/25/2007	8/25/2007
	Expected Final Maturity	11/25/2009	5/25/2009	1/25/2009
	Window	1 - 28	1 - 22	1 - 18
2-A2	WAL (yrs)	2.74	2.13	1.72
	First Payment Date	11/25/2009	5/25/2009	1/25/2009
	Expected Final Maturity	12/25/2010	1/25/2010	7/25/2009
	Window	28 - 41	22 - 30	18 - 24
2-A3	WAL (yrs)	5.81	4.22	2.46
	First Payment Date	12/25/2010	1/25/2010	7/25/2009
	Expected Final Maturity	4/25/2017	2/25/2015	7/25/2010
	Window	41 - 117	30 - 91	24 - 36
2-A4	WAL (yrs)	13.79	10.83	8.36
	First Payment Date	4/25/2017	2/25/2015	7/25/2010
	Expected Final Maturity	7/25/2029	3/25/2025	1/25/2022
	Window	117 - 264	91 - 212	36 - 174

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

CPR Sensitivity
To MATURITY
	CPR (%)	20	25	30
1-M1	WAL (yrs)	7.31	6.07	6.32
	First Payment Date	8/25/2010	5/25/2011	7/25/2012
	Expected Final Maturity	9/25/2027	8/25/2023	9/25/2020
	Window	37 - 242	46 - 193	60 - 158
2-M1	WAL (yrs)	7.28	6.04	6.27
	First Payment Date	8/25/2010	5/25/2011	7/25/2012
	Expected Final Maturity	8/25/2027	7/25/2023	8/25/2020
	Window	37 - 241	46 - 192	60 - 157
1-M2	WAL (yrs)	7.30	5.95	5.59
	First Payment Date	8/25/2010	2/25/2011	10/25/2011
	Expected Final Maturity	1/25/2027	2/25/2023	4/25/2020
	Window	37 - 234	43 - 187	51 - 153
2-M2	WAL (yrs)	7.27	5.92	5.56
	First Payment Date	8/25/2010	2/25/2011	10/25/2011
	Expected Final Maturity	12/25/2026	1/25/2023	3/25/2020
	Window	37 - 233	43 - 186	51 - 152
1-M3	WAL (yrs)	7.28	5.88	5.30
	First Payment Date	8/25/2010	1/25/2011	7/25/2011
	Expected Final Maturity	6/25/2026	7/25/2022	10/25/2019
	Window	37 - 227	42 - 180	48 - 147
2-M3	WAL (yrs)	7.25	5.86	5.28
	First Payment Date	8/25/2010	1/25/2011	7/25/2011
	Expected Final Maturity	5/25/2026	7/25/2022	10/25/2019
	Window	37 - 226	42 - 180	48 - 147
1-M4	WAL (yrs)	7.27	5.84	5.17
	First Payment Date	8/25/2010	12/25/2010	5/25/2011
	Expected Final Maturity	12/25/2025	2/25/2022	6/25/2019
	Window	37 - 221	41 - 175	46 - 143
2-M4	WAL (yrs)	7.24	5.82	5.15
	First Payment Date	8/25/2010	12/25/2010	5/25/2011
	Expected Final Maturity	11/25/2025	2/25/2022	6/25/2019
	Window	37 - 220	41 - 175	46 - 143
1-M5	WAL (yrs)	7.25	5.81	5.07
	First Payment Date	8/25/2010	11/25/2010	3/25/2011
	Expected Final Maturity	6/25/2025	9/25/2021	2/25/2019
	Window	37 - 215	40 - 170	44 - 139
2-M5	WAL (yrs)	7.23	5.79	5.06
	First Payment Date	8/25/2010	11/25/2010	3/25/2011
	Expected Final Maturity	5/25/2025	9/25/2021	2/25/2019
	Window	37 - 214	40 - 170	44 - 139
1-M6	WAL (yrs)	7.23	5.78	5.00
	First Payment Date	8/25/2010	10/25/2010	1/25/2011
	Expected Final Maturity	11/25/2024	4/25/2021	9/25/2018
	Window	37 - 208	39 - 165	42 - 134
2-M6	WAL (yrs)	7.21	5.76	4.98
	First Payment Date	8/25/2010	10/25/2010	1/25/2011
	Expected Final Maturity	10/25/2024	4/25/2021	9/25/2018
	Window	37 - 207	39 - 165	42 - 134
B1	WAL (yrs)	7.20	5.74	4.92
	First Payment Date	8/25/2010	10/25/2010	12/25/2010
	Expected Final Maturity	4/25/2024	10/25/2020	4/25/2018
	Window	37 - 201	39 - 159	41 - 129
B2	WAL (yrs)	7.16	5.70	4.86
	First Payment Date	8/25/2010	9/25/2010	11/25/2010
	Expected Final Maturity	7/25/2023	3/25/2020	11/25/2017
	Window	37 - 192	38 - 152	40 - 124
B3	WAL (yrs)	7.12	5.66	4.81
	First Payment Date	8/25/2010	9/25/2010	10/25/2010
	Expected Final Maturity	11/25/2022	8/25/2019	5/25/2017
	Window	37 - 184	38 - 145	39 - 118

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-A Cap (%)	2-A1 Cap (%)	2-A2 Cap (%)	2-A3 Cap (%)	2-A4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-
1	20.31	20.16	20.22	20.32	20.45
2	20.31	20.16	20.22	20.32	20.45
3	20.31	20.16	20.22	20.32	20.45
4	20.31	20.16	20.22	20.32	20.45
5	20.31	20.16	20.22	20.32	20.45
6	20.31	20.16	20.22	20.32	20.45
7	20.31	20.16	20.22	20.32	20.45
8	20.31	20.16	20.22	20.32	20.45
9	20.31	20.16	20.22	20.32	20.45
10	20.31	20.16	20.22	20.32	20.45
11	20.31	20.16	20.22	20.32	20.45
12	20.31	20.16	20.22	20.32	20.45
13	20.31	20.16	20.22	20.32	20.45
14	20.31	20.16	20.22	20.32	20.45
15	20.31	20.16	20.22	20.32	20.45
16	20.31	20.16	20.22	20.32	20.45
17	20.31	20.16	20.22	20.32	20.45
18	20.31	20.16	20.22	20.32	20.45
19	20.31	20.16	20.22	20.32	20.45
20	20.31	20.16	20.22	20.32	20.45
21	20.31	20.16	20.22	20.32	20.45
22	20.31	-	20.22	20.32	20.45
23	20.31	-	20.22	20.32	20.45
24	20.31	-	20.22	20.32	20.45
25	20.18	-	20.22	20.32	20.37
26	20.22	-	20.22	20.32	20.41
27	20.56	-	20.22	20.32	20.58
28	20.31	-	20.22	20.32	20.45
29	20.31	-	-	20.32	20.45
30	19.83	-	-	20.11	20.11
31	20.00	-	-	20.28	20.28
32	21.32	-	-	20.67	21.03
33	20.31	-	-	20.32	20.45
34	20.31	-	-	20.32	20.45
35	20.31	-	-	20.32	20.45
36	20.31	-	-	20.32	20.45
37	20.31	-	-	20.32	20.45
38	20.31	-	-	20.32	20.45
39	20.31	-	-	20.32	20.45
40	20.31	-	-	20.32	20.45
41	20.31	-	-	20.32	20.45
42	20.31	-	-	20.32	20.45
43	20.31	-	-	20.32	20.45
44	20.31	-	-	20.32	20.45
45	20.31	-	-	20.32	20.45
46	20.31	-	-	20.32	20.45

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-A Cap (%)	2-A1 Cap (%)	2-A2 Cap (%)	2-A3 Cap (%)	2-A4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
47	20.31	-	-	20.32	20.45
48	20.31	-	-	20.32	20.45
49	20.31	-	-	20.32	20.45
50	20.31	-	-	20.32	20.45
51	20.31	-	-	20.32	20.45
52	20.31	-	-	20.32	20.45
53	20.31	-	-	20.32	20.45
54	20.31	-	-	20.32	20.45
55	20.31	-	-	20.32	20.45
56	20.31	-	-	20.32	20.45
57	20.31	-	-	20.32	20.45
58	20.31	-	-	20.32	20.45
59	20.31	-	-	20.32	20.45
60	20.31	-	-	20.32	20.45
61	20.31	-	-	20.32	20.45
62	20.31	-	-	20.32	20.45
63	20.31	-	-	20.32	20.45
64	20.31	-	-	20.32	20.45
65	20.31	-	-	20.32	20.45
66	20.31	-	-	20.32	20.45
67	20.31	-	-	20.32	20.45
68	20.31	-	-	20.32	20.45
69	20.31	-	-	20.32	20.45
70	20.31	-	-	20.32	20.45
71	20.31	-	-	20.32	20.45
72	20.31	-	-	20.32	20.45
73	20.31	-	-	20.32	20.45
74	20.31	-	-	20.32	20.45
75	20.31	-	-	20.32	20.45
76	20.31	-	-	20.32	20.45
77	20.31	-	-	-	20.45
78	20.31	-	-	-	20.45
79	20.31	-	-	-	20.45
80	20.31	-	-	-	20.45
81	20.31	-	-	-	20.45
82	20.31	-	-	-	20.45
83	20.31	-	-	-	20.45
84	20.31	-	-	-	20.45
85	20.31	-	-	-	20.45
86	20.31	-	-	-	20.45
87	20.31	-	-	-	20.45
88	20.31	-	-	-	20.45
89	20.31	-	-	-	20.45
90	20.31	-	-	-	20.45
91	20.31	-	-	-	20.45
92	20.62	-	-	-	20.90
93	20.62	-	-	-	20.90
94	20.62	-	-	-	20.90

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-A Cap (%)	2-A1 Cap (%)	2-A2 Cap (%)	2-A3 Cap (%)	2-A4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
95	20.62	-	-	-	20.90
96	20.62	-	-	-	20.90
97	20.62	-	-	-	20.90
98	20.62	-	-	-	20.90
99	20.62	-	-	-	20.90
100	20.62	-	-	-	20.90
101	20.62	-	-	-	20.90
102	20.62	-	-	-	20.90
103	20.62	-	-	-	20.90
104	20.62	-	-	-	20.90
105	20.62	-	-	-	20.90
106	20.62	-	-	-	20.90
107	20.62	-	-	-	20.90
108	20.62	-	-	-	20.90
109	20.62	-	-	-	20.90
110	20.62	-	-	-	20.90
111	20.62	-	-	-	20.90
112	20.62	-	-	-	20.90
113	20.62	-	-	-	20.90
114	20.62	-	-	-	20.90
115	20.62	-	-	-	20.90
116	20.62	-	-	-	20.90
117	20.62	-	-	-	20.90
118	20.62	-	-	-	20.90
119	20.62	-	-	-	20.90
120	20.62	-	-	-	20.90
121	20.62	-	-	-	20.90
122	20.62	-	-	-	20.90
123	20.62	-	-	-	20.90
124	20.62	-	-	-	20.90
125	20.62	-	-	-	20.90
126	20.62	-	-	-	20.90
127	20.62	-	-	-	20.90
128	20.62	-	-	-	20.90
129	20.62	-	-	-	20.90
130	20.62	-	-	-	20.90
131	20.62	-	-	-	20.90
132	20.59	-	-	-	20.90
133	14.80	-	-	-	15.44
134	14.89	-	-	-	15.54
135	15.49	-	-	-	16.15
136	15.09	-	-	-	15.73
137	15.70	-	-	-	16.36
138	15.30	-	-	-	15.94
139	15.40	-	-	-	16.05
140	17.17	-	-	-	-
141	15.62	-	-	-	-
142	16.25	-	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-A Cap (%)	2-A1 Cap (%)	2-A2 Cap (%)	2-A3 Cap (%)	2-A4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
143	15.84	-	-	-	-
144	16.49	-	-	-	-
145	16.08	-	-	-	-
146	16.20	-	-	-	-
147	16.88	-	-	-	-
148	16.46	-	-	-	-
149	17.15	-	-	-	-
150	16.73	-	-	-	-
151	16.87	-	-	-	-
152	18.19	-	-	-	-
153	17.17	-	-	-	-
154	17.90	-	-	-	-
155	17.47	-	-	-	-
156	18.22	-	-	-	-
157	17.79	-	-	-	-
158	17.96	-	-	-	-
159	18.74	-	-	-	-
160	18.32	-	-	-	-
161	19.11	-	-	-	-
162	18.68	-	-	-	-
163	18.88	-	-	-	-
164	21.13	-	-	-	-
165	19.29	-	-	-	-
166	20.15	-	-	-	-
167	19.72	-	-	-	-
168	20.61	-	-	-	-
169	20.17	-	-	-	-
170	20.41	-	-	-	-
171	21.34	-	-	-	-
172	20.91	-	-	-	-
173	21.88	-	-	-	-
174	21.44	-	-	-	-
175	21.72	-	-	-	-
176	24.37	-	-	-	-
177	22.30	-	-	-	-
178	23.36	-	-	-	-
179	22.91	-	-	-	-
180	24.00	-	-	-	-
181	23.55	-	-	-	-
182	23.89	-	-	-	-
183	25.04	-	-	-	-
184	24.59	-	-	-	-
185	25.78	-	-	-	-
186	25.32	-	-	-	-
187	25.70	-	-	-	-
188	29.16	-	-	-	-
189	27.46	-	-	-	-
190	29.67	-	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-A Cap (%)	2-A1 Cap (%)	2-A2 Cap (%)	2-A3 Cap (%)	2-A4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
191	30.13	-	-	-	-
192	32.80	-	-	-	-
193	33.59	-	-	-	-
194	35.74	-	-	-	-
195	39.53	-	-	-	-
196	41.23	-	-	-	-
197	46.33	-	-	-	-
198	49.26	-	-	-	-
199	54.82	-	-	-	-
200	66.32	-	-	-	-
201	71.75	-	-	-	-
202	88.39	-	-	-	-
203	106.63	-	-	-	-
204	147.65	-	-	-	-
205	219.77	-	-	-	-
206	806.18	-	-	-	-
207	-	-	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M1 Cap (%)	2-M1 Cap (%)	1-M2 Cap (%)	2-M2 Cap (%)	1-M3 Cap (%)	2-M3 Cap (%)	1-M4 Cap (%)	2-M4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-	-	-
1	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
2	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
3	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
4	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
5	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
6	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
7	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
8	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
9	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
10	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
11	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
12	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
13	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
14	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
15	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
16	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
17	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
18	20.31	20.33	20.51	20.53	20.75	20.77	21.03	21.05
19	20.10	20.13	20.26	20.29	20.45	20.48	20.67	20.71
20	20.62	20.62	20.88	20.88	21.20	21.19	21.56	21.56
21	19.66	19.71	19.77	19.82	19.90	19.95	20.05	20.10
22	19.70	19.75	19.82	19.87	19.97	20.01	20.13	20.18
23	19.21	19.26	19.28	19.33	19.37	19.42	19.47	19.52
24	17.99	18.18	18.01	18.20	18.04	18.22	18.06	18.25
25	17.59	17.77	17.59	17.77	17.59	17.78	17.60	17.78
26	17.49	17.67	17.49	17.67	17.49	17.68	17.50	17.68
27	17.65	17.83	17.66	17.85	17.68	17.86	17.69	17.88
28	17.32	17.50	17.33	17.51	17.34	17.52	17.35	17.53
29	17.61	17.78	17.64	17.81	17.68	17.85	17.72	17.89
30	16.06	16.34	16.06	16.34	16.06	16.34	16.06	16.34
31	15.97	16.25	15.97	16.25	15.97	16.25	15.97	16.25
32	16.77	17.09	16.78	17.10	16.81	17.13	16.83	17.15
33	15.93	16.22	15.94	16.23	15.95	16.24	15.97	16.26
34	16.33	16.62	16.37	16.65	16.41	16.69	16.46	16.74
35	15.96	16.33	16.00	16.36	16.04	16.40	16.09	16.45
36	15.76	16.10	15.82	16.15	15.88	16.22	15.96	16.29
37	77.55	73.76	82.01	78.21	87.38	83.58	93.68	89.86
38	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
39	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
40	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
41	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
42	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
43	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
44	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
45	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
46	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
47	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
48	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M1 Cap (%)	2-M1 Cap (%)	1-M2 Cap (%)	2-M2 Cap (%)	1-M3 Cap (%)	2-M3 Cap (%)	1-M4 Cap (%)	2-M4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
49	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
50	20.50	20.50	20.75	20.75	21.05	21.05	21.38	21.38
51	20.50	20.50	20.75	20.75	21.05	21.05	21.42	21.42
52	20.50	20.50	20.75	20.75	21.05	21.05	21.12	21.14
53	20.50	20.50	20.75	20.75	21.05	21.05	21.70	21.68
54	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
55	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
56	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
57	20.50	20.50	20.75	20.75	21.05	21.05	21.40	21.40
58	20.50	20.50	20.75	20.75	21.05	21.05	21.08	21.40
59	20.50	20.50	20.75	20.75	21.05	21.05	10.89	11.51
60	20.50	20.50	20.75	20.75	21.05	21.05	21.74	22.37
61	20.50	20.50	20.75	20.75	21.05	21.05	12.21	12.84
62	20.50	20.50	20.75	20.75	21.05	21.05	12.06	12.70
63	20.50	20.50	20.75	20.75	21.05	21.05	21.95	22.61
64	20.50	20.50	20.75	20.75	21.05	21.05	11.78	12.42
65	20.50	20.50	20.75	20.75	21.05	21.05	21.68	22.34
66	20.50	20.50	20.75	20.75	21.05	21.05	11.70	12.34
67	20.50	20.50	20.75	20.75	21.05	21.05	11.74	12.38
68	20.50	20.50	20.75	20.75	21.05	21.05	43.81	44.52
69	20.50	20.50	20.75	20.75	21.05	21.05	11.45	12.09
70	20.50	20.50	20.75	20.75	21.05	21.05	21.32	21.99
71	20.50	20.50	20.75	20.75	21.05	21.05	11.18	11.82
72	20.50	20.50	20.75	20.75	21.05	21.05	21.24	21.90
73	20.50	20.50	20.75	20.75	21.05	21.05	11.26	11.90
74	20.50	20.50	20.75	20.75	21.05	21.05	11.11	11.76
75	20.50	20.50	20.75	20.75	21.05	21.05	20.97	21.64
76	20.50	20.50	20.75	20.75	21.05	21.05	10.82	11.47
77	20.50	20.50	20.75	20.75	21.05	21.05	20.69	21.36
78	20.50	20.50	20.75	20.75	21.05	21.05	10.75	11.40
79	20.50	20.50	20.75	20.75	21.05	21.05	10.79	11.45
80	20.50	20.50	20.75	20.75	21.05	21.05	42.78	43.50
81	20.50	20.50	20.75	20.75	21.05	21.05	10.53	11.18
82	20.50	20.50	20.75	20.75	21.05	21.05	20.38	21.06
83	20.50	20.50	20.75	20.75	20.83	21.05	10.41	11.06
84	20.50	20.50	20.75	20.75	21.29	21.05	19.96	20.63
85	20.50	20.50	20.75	20.75	20.44	21.05	10.40	11.05
86	20.50	20.50	20.75	20.75	20.32	20.97	10.39	11.04
87	20.50	20.50	20.75	20.75	22.53	21.14	18.71	19.38
88	20.50	20.50	20.75	20.75	20.11	20.76	10.37	11.03
89	20.50	20.50	20.75	20.75	22.07	21.36	18.62	19.29
90	20.50	20.50	20.75	20.75	19.90	20.55	10.36	11.01
91	20.50	20.50	20.75	20.75	19.80	20.45	10.35	11.00
92	20.75	20.75	21.13	21.13	24.42	22.86	33.56	34.28
93	20.75	20.75	21.13	21.13	15.91	16.56	10.34	10.99
94	20.75	20.75	21.13	21.13	23.91	24.58	10.68	11.35
95	20.75	20.75	21.13	21.13	15.71	16.36	10.32	10.98
96	20.75	20.75	21.13	21.13	23.70	24.37	10.66	11.33
97	20.75	20.75	21.13	21.13	15.51	16.16	10.31	10.96

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M1 Cap (%)	2-M1 Cap (%)	1-M2 Cap (%)	2-M2 Cap (%)	1-M3 Cap (%)	2-M3 Cap (%)	1-M4 Cap (%)	2-M4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
98	20.75	20.75	21.13	21.13	15.41	16.06	10.30	10.95
99	20.75	20.75	21.13	21.13	23.40	24.07	10.64	11.31
100	20.75	20.75	21.13	21.13	15.21	15.87	10.29	10.94
101	20.75	20.75	21.13	21.13	23.19	23.87	10.62	11.30
102	20.75	20.75	21.13	21.13	15.02	15.67	10.27	10.93
103	20.75	20.75	21.13	21.13	14.92	15.58	10.27	10.92
104	20.75	20.75	21.13	21.13	31.52	32.21	10.97	11.66
105	20.75	20.75	21.13	21.13	14.73	15.38	10.25	10.90
106	20.75	20.75	21.13	21.13	22.70	23.37	10.59	11.26
107	20.75	20.75	21.13	21.13	14.54	15.19	10.24	10.89
108	20.75	20.75	21.13	21.13	22.50	23.17	10.57	11.24
109	20.75	20.75	21.13	21.13	14.35	15.00	10.22	10.87
110	20.75	20.75	21.13	21.13	14.26	14.91	10.22	10.87
111	20.75	20.75	21.13	21.13	22.21	22.88	10.55	11.22
112	20.75	20.75	21.13	21.13	14.07	14.73	10.20	10.85
113	20.75	20.75	21.13	21.13	22.02	22.69	10.54	11.21
114	20.75	20.75	21.13	21.13	13.89	14.54	10.19	10.84
115	20.75	20.75	21.13	21.13	13.80	14.45	10.18	10.83
116	20.75	20.75	21.13	21.13	39.50	40.22	11.26	11.98
117	20.75	20.75	21.13	21.13	13.62	14.27	10.17	10.82
118	20.75	20.75	21.13	21.13	21.54	22.22	10.50	11.17
119	20.75	20.75	21.13	21.13	13.43	14.08	10.15	10.80
120	20.75	20.75	21.13	21.13	21.35	22.02	10.48	11.16
121	20.75	20.75	21.13	21.13	13.25	13.90	10.14	10.79
122	20.75	20.75	21.13	21.13	13.16	13.81	10.13	10.78
123	20.75	20.75	21.13	21.13	21.07	21.74	10.46	11.13
124	20.75	20.75	21.13	21.13	12.99	13.63	10.12	10.77
125	20.75	20.75	21.13	21.13	20.89	21.56	10.45	11.12
126	20.75	20.75	21.13	21.13	12.81	13.46	10.10	10.75
127	20.75	20.75	21.13	21.13	12.73	13.38	10.10	10.75
128	20.75	20.75	21.13	21.13	38.31	39.02	11.17	11.89
129	20.75	20.75	21.13	21.13	12.56	13.21	10.08	10.73
130	20.75	20.75	21.13	21.13	20.46	21.12	10.41	11.08
131	20.75	20.75	21.13	21.13	12.40	13.04	10.07	10.72
132	10.40	11.07	10.40	11.07	10.40	11.07	10.40	11.07
133	10.06	10.70	10.06	10.70	10.06	10.70	10.06	10.70
134	10.05	10.70	10.05	10.70	10.05	10.70	10.05	10.70
135	10.38	11.04	10.38	11.04	10.38	11.04	10.38	11.04
136	10.04	10.68	10.04	10.68	10.04	10.68	10.04	10.68
137	10.36	11.03	10.36	11.03	10.36	11.03	10.36	11.03
138	10.02	10.67	10.02	10.67	10.02	10.67	10.02	10.67
139	10.02	10.66	10.02	10.66	10.02	10.66	10.02	10.66
140	11.08	11.79	11.08	11.79	11.08	11.79	11.08	11.79
141	10.00	10.65	10.00	10.65	10.00	10.65	10.00	10.65
142	10.33	10.99	10.33	10.99	10.33	10.99	10.33	10.99
143	9.99	10.63	9.99	10.63	9.99	10.63	9.99	10.63
144	10.32	10.98	10.32	10.98	10.32	10.98	10.32	10.98
145	9.98	10.62	9.98	10.62	9.98	10.62	9.98	10.62
146	9.97	10.61	9.97	10.61	9.97	10.61	9.97	10.61

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M1 Cap (%)	2-M1 Cap (%)	1-M2 Cap (%)	2-M2 Cap (%)	1-M3 Cap (%)	2-M3 Cap (%)	1-M4 Cap (%)	2-M4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
147	10.29	10.96	10.29	10.96	10.29	10.96	10.29	10.96
148	9.96	10.60	9.96	10.60	9.96	10.60	9.96	10.60
149	10.28	10.94	10.28	10.94	10.28	10.94	10.28	10.94
150	9.94	10.58	9.94	10.58	9.94	10.58	9.94	10.58
151	9.94	10.58	9.94	10.58	9.94	10.58	9.94	10.58
152	10.61	11.30	10.61	11.30	10.61	11.30	10.61	11.30
153	9.92	10.56	9.92	10.56	9.92	10.56	9.92	10.56
154	10.25	10.91	10.25	10.91	10.25	10.91	10.25	10.91
155	9.91	10.55	9.91	10.55	9.91	10.55	9.91	10.55
156	10.23	10.89	10.23	10.89	10.23	10.89	10.23	10.89
157	9.90	10.53	9.90	10.53	9.90	10.53	9.90	10.53
158	9.89	10.53	9.89	10.53	9.89	10.53	9.89	10.53
159	10.21	10.87	10.21	10.87	10.21	10.87	10.21	10.87
160	9.88	10.51	9.88	10.51	9.88	10.51	9.88	10.51
161	10.20	10.86	10.20	10.86	10.20	10.86	10.20	10.86
162	9.87	10.50	9.87	10.50	9.87	10.50	9.87	10.50
163	9.86	10.49	9.86	10.49	9.86	10.49	9.86	10.49
164	10.91	11.61	10.91	11.61	10.91	11.61	10.91	11.61
165	9.85	10.48	9.85	10.48	9.85	10.48	9.85	10.48
166	10.17	10.82	10.17	10.82	10.17	10.82	10.17	10.82
167	9.83	10.47	9.83	10.47	9.83	10.47	-	10.47
168	10.15	10.81	10.15	10.81	10.15	10.81	-	10.81
169	9.82	10.45	9.82	10.45	9.82	10.45	-	10.45
170	9.81	10.45	9.81	10.45	9.81	10.45	-	10.45
171	10.14	10.79	10.14	10.79	-	10.79	-	-
172	9.80	10.43	9.80	10.43	-	10.43	-	-
173	-	10.77	10.12	10.77	-	10.77	-	-
174	-	10.42	9.79	10.42	-	10.42	-	-
175	-	10.41	-	10.41	-	-	-	-
176	-	11.52	-	11.52	-	-	-	-
177	-	10.40	-	10.40	-	-	-	-
178	-	10.74	-	10.74	-	-	-	-
179	-	10.39	-	10.39	-	-	-	-
180	-	10.72	-	10.72	-	-	-	-
181	-	10.37	-	10.37	-	-	-	-
182	-	10.36	-	-	-	-	-	-
183	-	10.70	-	-	-	-	-	-
184	-	10.35	-	-	-	-	-	-
185	-	10.69	-	-	-	-	-	-
186	-	10.34	-	-	-	-	-	-
187	-	10.33	-	-	-	-	-	-
188	-	-	-	-	-	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M5 Cap (%)	2-M5 Cap (%)	1-M6 Cap (%)	2-M6 Cap (%)	B1 Cap (%)	B2 Cap (%)	B3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-	-
1	22.00	22.00	22.25	22.25	22.25	22.25	22.25
2	22.00	22.00	22.25	22.25	22.25	22.25	22.25
3	22.00	22.00	22.25	22.25	22.25	22.25	22.25
4	22.00	22.00	22.25	22.25	22.25	22.25	22.25
5	22.00	22.00	22.25	22.25	22.25	22.25	22.25
6	22.00	22.00	22.25	22.25	22.25	22.25	22.25
7	22.00	22.00	22.25	22.25	22.25	22.25	22.25
8	22.00	22.00	22.25	22.25	22.25	22.25	22.25
9	22.00	22.00	22.25	22.25	22.25	22.25	22.25
10	22.00	22.00	22.25	22.25	22.25	22.25	22.25
11	22.00	22.00	22.25	22.25	22.25	22.25	22.25
12	22.00	22.00	22.25	22.25	22.25	22.25	22.25
13	22.00	22.00	22.25	22.25	22.25	22.25	22.25
14	22.00	22.00	22.25	22.25	22.25	22.25	22.25
15	22.00	22.00	22.25	22.25	22.25	22.25	22.25
16	22.00	22.00	22.25	22.25	22.25	22.25	22.25
17	22.00	22.00	22.25	22.25	22.25	22.25	22.25
18	21.51	21.53	21.71	21.73	21.73	21.73	21.73
19	21.06	21.09	21.22	21.25	21.25	21.25	21.25
20	22.19	22.19	22.45	22.45	22.45	22.45	22.45
21	20.32	20.37	20.43	20.48	20.48	20.48	20.48
22	20.42	20.46	20.54	20.58	20.58	20.58	20.58
23	19.64	19.69	19.71	19.76	19.76	19.76	19.76
24	18.11	18.30	18.13	18.32	18.32	18.32	18.32
25	17.60	17.79	17.60	17.79	17.79	17.79	17.79
26	17.50	17.69	17.51	17.69	17.69	17.69	17.69
27	17.72	17.91	17.73	17.92	17.92	17.92	17.92
28	17.37	17.55	17.37	17.55	17.55	17.55	17.55
29	17.79	17.96	17.83	18.00	18.00	18.00	18.00
30	16.06	16.34	16.06	16.34	16.34	16.34	16.34
31	15.97	16.25	15.97	16.25	16.25	16.25	16.25
32	16.87	17.19	16.89	17.21	17.21	17.21	17.21
33	15.99	16.28	16.00	16.30	16.30	16.30	16.30
34	16.54	16.82	16.58	16.86	16.86	16.86	16.86
35	16.17	16.53	16.20	16.57	16.57	16.57	16.57
36	16.08	16.42	16.14	16.48	16.48	16.48	16.48
37	104.53	100.71	35.32	34.90	33.20	33.20	33.20
38	22.00	22.00	97.43	93.95	95.69	93.81	86.76
39	22.00	22.00	22.25	22.25	22.25	24.29	34.38
40	22.00	22.00	22.25	22.25	22.25	22.25	22.25
41	22.00	22.00	22.25	22.25	22.25	22.25	22.25
42	22.00	22.00	22.25	22.25	22.25	22.25	22.25
43	22.00	22.00	22.25	22.25	22.25	22.25	22.25
44	22.00	22.00	22.25	22.25	22.25	22.25	22.25
45	22.00	22.00	22.25	22.25	22.25	22.25	22.25
46	22.00	22.00	22.25	22.25	22.25	22.25	22.25
47	22.00	22.00	22.25	22.25	22.25	22.25	22.25
48	22.00	22.00	22.25	22.25	22.25	22.25	22.25

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M5 Cap (%)	2-M5 Cap (%)	1-M6 Cap (%)	2-M6 Cap (%)	B1 Cap (%)	B2 Cap (%)	B3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
49	22.00	22.00	22.25	22.25	22.25	22.25	22.25
50	21.98	21.98	22.23	22.23	22.23	22.23	22.23
51	22.02	22.02	22.27	22.27	22.27	22.27	22.27
52	21.70	21.72	21.94	21.96	21.96	21.96	21.96
53	22.33	22.30	22.59	22.56	22.56	22.56	22.56
54	22.00	22.00	22.25	22.25	22.25	22.25	22.25
55	22.00	22.00	22.25	22.25	22.25	22.25	22.25
56	22.00	22.00	22.25	22.25	22.25	22.25	22.25
57	22.00	22.00	22.25	22.25	22.25	22.25	22.25
58	10.84	11.48	10.84	11.48	11.48	11.48	11.48
59	10.48	11.10	10.48	11.10	11.10	11.10	11.10
60	10.87	11.51	10.87	11.51	11.51	11.51	11.51
61	10.52	11.16	10.52	11.16	11.16	11.16	11.16
62	10.51	11.15	10.51	11.15	11.15	11.15	11.15
63	10.86	11.52	10.86	11.52	11.52	11.52	11.52
64	10.50	11.14	10.50	11.14	11.14	11.14	11.14
65	10.84	11.50	10.84	11.50	11.50	11.50	11.50
66	10.50	11.13	10.50	11.13	11.13	11.13	11.13
67	10.49	11.14	10.49	11.14	11.14	11.14	11.14
68	11.61	12.32	11.61	12.32	12.32	12.32	12.32
69	10.48	11.12	10.48	11.12	11.12	11.12	11.12
70	10.82	11.49	10.82	11.49	11.49	11.49	11.49
71	10.47	11.11	10.47	11.11	11.11	11.11	11.11
72	10.82	11.48	10.82	11.48	11.48	11.48	11.48
73	10.47	11.11	10.47	11.11	11.11	11.11	11.11
74	10.46	11.11	10.46	11.11	11.11	11.11	11.11
75	10.80	11.47	10.80	11.47	11.47	11.47	11.47
76	10.45	11.09	10.45	11.09	11.09	11.09	11.09
77	10.79	11.46	10.79	11.46	11.46	11.46	11.46
78	10.45	11.09	10.45	11.09	11.09	11.09	11.09
79	10.44	11.09	10.44	11.09	11.09	11.09	11.09
80	11.55	12.27	11.55	12.27	12.27	12.27	12.27
81	10.43	11.08	10.43	11.08	11.08	11.08	11.08
82	10.77	11.44	10.77	11.44	11.44	11.44	11.44
83	10.41	11.06	10.41	11.06	11.06	11.06	11.06
84	10.75	11.42	10.75	11.42	11.42	11.42	11.42
85	10.40	11.05	10.40	11.05	11.05	11.05	11.05
86	10.39	11.04	10.39	11.04	11.04	11.04	11.04
87	10.73	11.40	10.73	11.40	11.40	11.40	11.40
88	10.37	11.03	10.37	11.03	11.03	11.03	11.03
89	10.71	11.39	10.71	11.39	11.39	11.39	11.39
90	10.36	11.01	10.36	11.01	11.01	11.01	11.01
91	10.35	11.00	10.35	11.00	11.00	11.00	11.00
92	11.45	12.18	11.45	12.18	12.18	12.18	12.18
93	10.34	10.99	10.34	10.99	10.99	10.99	10.99
94	10.68	11.35	10.68	11.35	11.35	11.35	11.35
95	10.32	10.98	10.32	10.98	10.98	10.98	10.98
96	10.66	11.33	10.66	11.33	11.33	11.33	11.33
97	10.31	10.96	10.31	10.96	10.96	10.96	10.96
98	10.30	10.95	10.30	10.95	10.95	10.95	10.95

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M5 Cap (%)	2-M5 Cap (%)	1-M6 Cap (%)	2-M6 Cap (%)	B1 Cap (%)	B2 Cap (%)	B3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
99	10.64	11.31	10.64	11.31	11.31	11.31	11.31
100	10.29	10.94	10.29	10.94	10.94	10.94	10.94
101	10.62	11.30	10.62	11.30	11.30	11.30	11.30
102	10.27	10.93	10.27	10.93	10.93	10.93	10.93
103	10.27	10.92	10.27	10.92	10.92	10.92	10.92
104	10.97	11.66	10.97	11.66	11.66	11.66	11.66
105	10.25	10.90	10.25	10.90	10.90	10.90	10.90
106	10.59	11.26	10.59	11.26	11.26	11.26	11.26
107	10.24	10.89	10.24	10.89	10.89	10.89	10.89
108	10.57	11.24	10.57	11.24	11.24	11.24	11.24
109	10.22	10.87	10.22	10.87	10.87	10.87	10.87
110	10.22	10.87	10.22	10.87	10.87	10.87	10.87
111	10.55	11.22	10.55	11.22	11.22	11.22	11.22
112	10.20	10.85	10.20	10.85	10.85	10.85	10.85
113	10.54	11.21	10.54	11.21	11.21	11.21	11.21
114	10.19	10.84	10.19	10.84	10.84	10.84	10.84
115	10.18	10.83	10.18	10.83	10.83	10.83	10.83
116	11.26	11.98	11.26	11.98	11.98	11.98	11.98
117	10.17	10.82	10.17	10.82	10.82	10.82	10.82
118	10.50	11.17	10.50	11.17	11.17	11.17	11.17
119	10.15	10.80	10.15	10.80	10.80	10.80	10.80
120	10.48	11.16	10.48	11.16	11.16	11.16	11.16
121	10.14	10.79	10.14	10.79	10.79	10.79	10.79
122	10.13	10.78	10.13	10.78	10.78	10.78	10.78
123	10.46	11.13	10.46	11.13	11.13	11.13	11.13
124	10.12	10.77	10.12	10.77	10.77	10.77	10.77
125	10.45	11.12	10.45	11.12	11.12	11.12	11.12
126	10.10	10.75	10.10	10.75	10.75	10.75	10.75
127	10.10	10.75	10.10	10.75	10.75	10.75	10.75
128	11.17	11.89	11.17	11.89	11.89	11.89	11.89
129	10.08	10.73	10.08	10.73	10.73	10.73	10.73
130	10.41	11.08	10.41	11.08	11.08	11.08	11.08
131	10.07	10.72	10.07	10.72	10.72	10.72	10.72
132	10.40	11.07	10.40	11.07	11.07	11.07	11.07
133	10.06	10.70	10.06	10.70	10.70	10.70	10.70
134	10.05	10.70	10.05	10.70	10.70	10.70	10.70
135	10.38	11.04	10.38	11.04	11.04	11.04	11.04
136	10.04	10.68	10.04	10.68	10.68	10.68	10.68
137	10.36	11.03	10.36	11.03	11.03	11.03	11.03
138	10.02	10.67	10.02	10.67	10.67	10.67	10.67
139	10.02	10.66	10.02	10.66	10.66	10.66	10.66
140	11.08	11.79	11.08	11.79	11.79	11.79	11.79
141	10.00	10.65	10.00	10.65	10.65	10.65	-
142	10.33	10.99	10.33	10.99	10.99	10.99	-
143	9.99	10.63	9.99	10.63	10.63	10.63	-
144	10.32	10.98	10.32	10.98	10.98	10.98	-
145	9.98	10.62	9.98	10.62	10.62	10.62	-
146	9.97	10.61	9.97	10.61	10.61	10.61	-
147	10.29	10.96	10.29	10.96	10.96	10.96	-
148	9.96	10.60	9.96	10.60	10.60	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	1-M5 Cap (%)	2-M5 Cap (%)	1-M6 Cap (%)	2-M6 Cap (%)	B1 Cap (%)	B2 Cap (%)	B3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
149	10.28	10.94	10.28	10.94	10.94	-	-
150	9.94	10.58	9.94	10.58	10.58	-	-
151	9.94	10.58	9.94	10.58	10.58	-	-
152	10.61	11.30	10.61	11.30	11.30	-	-
153	9.92	10.56	9.92	10.56	10.56	-	-
154	10.25	10.91	10.25	10.91	10.91	-	-
155	9.91	10.55	9.91	10.55	-	-	-
156	10.23	10.89	10.23	10.89	-	-	-
157	9.90	10.53	-	10.53	-	-	-
158	9.89	10.53	-	10.53	-	-	-
159	10.21	10.87	-	10.87	-	-	-
160	9.88	10.51	-	-	-	-	-
161	10.20	10.86	-	-	-	-	-
162	-	10.50	-	-	-	-	-
163	-	10.49	-	-	-	-	-
164	-	11.61	-	-	-	-	-
165	-	10.48	-	-	-	-	-
166	-	-	-	-	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-3

Interest Rate Swap Schedule
Swap Rate: [5.35%]

Period	Start Accrual	End Accrual	Swap Notional Balance $	Period	Start Accrual	End Accrual	Swap Notional Balance $
1	8/3/2007	8/25/2007	1,314,210,000.02	41	11/25/2010	12/25/2010	137,405,207.98
2	8/25/2007	9/25/2007	1,269,424,158.38	42	12/25/2010	1/25/2011	113,144,253.37
3	9/25/2007	10/25/2007	1,225,818,475.96	43	1/25/2011	2/25/2011	108,955,364.10
4	10/25/2007	11/25/2007	1,183,319,186.90	44	2/25/2011	3/25/2011	105,004,994.18
5	11/25/2007	12/25/2007	1,141,859,453.53	45	3/25/2011	4/25/2011	101,136,425.77
6	12/25/2007	1/25/2008	1,101,379,224.54	46	4/25/2011	5/25/2011	97,290,172.73
7	1/25/2008	2/25/2008	1,061,825,074.96	47	5/25/2011	6/25/2011	93,166,758.82
8	2/25/2008	3/25/2008	1,023,150,026.51	48	6/25/2011	7/25/2011	83,816,308.71
9	3/25/2008	4/25/2008	985,313,464.30	49	7/25/2011	8/25/2011	80,860,841.60
10	4/25/2008	5/25/2008	948,282,053.16	50	8/25/2011	9/25/2011	78,038,157.68
11	5/25/2008	6/25/2008	912,030,666.49	51	9/25/2011	10/25/2011	75,313,169.38
12	6/25/2008	7/25/2008	876,550,054.73	52	10/25/2011	11/25/2011	72,682,525.42
13	7/25/2008	8/25/2008	841,827,626.02	53	11/25/2011	12/25/2011	70,142,988.32
14	8/25/2008	9/25/2008	807,858,140.55	54	12/25/2011	1/25/2012	67,691,430.61
15	9/25/2008	10/25/2008	774,689,617.63	55	1/25/2012	2/25/2012	65,324,832.35
16	10/25/2008	11/25/2008	742,823,387.40	56	2/25/2012	3/25/2012	63,040,273.75
17	11/25/2008	12/25/2008	712,275,353.79	57	3/25/2012	4/25/2012	60,834,935.63
18	12/25/2008	1/25/2009	682,976,136.73	58	4/25/2012	5/25/2012	-
19	1/25/2009	2/25/2009	654,722,095.73
20	2/25/2009	3/25/2009	627,531,193.91
21	3/25/2009	4/25/2009	601,733,291.61
22	4/25/2009	5/25/2009	576,456,806.34
23	5/25/2009	6/25/2009	549,873,021.00
24	6/25/2009	7/25/2009	441,588,002.68
25	7/25/2009	8/25/2009	422,117,776.04
26	8/25/2009	9/25/2009	405,004,542.65
27	9/25/2009	10/25/2009	388,727,473.90
28	10/25/2009	11/25/2009	372,819,387.76
29	11/25/2009	12/25/2009	356,124,985.85
30	12/25/2009	1/25/2010	292,392,210.88
31	1/25/2010	2/25/2010	279,656,021.84
32	2/25/2010	3/25/2010	268,247,880.50
33	3/25/2010	4/25/2010	256,996,790.61
34	4/25/2010	5/25/2010	245,427,956.25
35	5/25/2010	6/25/2010	231,430,974.24
36	6/25/2010	7/25/2010	170,712,752.79
37	7/25/2010	8/25/2010	163,713,382.66
38	8/25/2010	9/25/2010	157,421,899.83
39	9/25/2010	10/25/2010	151,184,865.55
40	10/25/2010	11/25/2010	144,826,247.45
Swap schedule is subject to change based on final collateral and final rating agency approval

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Summary Statistics
Number of Mortgage Loans: 5,232
Aggregate Principal Balance ($): 1,344,621,691
Weighted Average Current Mortgage Rate (%): 8.462
Non-Zero Weighted Average Margin (%): 6.184
Non-Zero Weighted Average Maximum Rate (%): 14.592
Weighted Average Stated Original Term (months): 361
Weighted Average Stated Remaining Term (months): 360
Weighted Average Combined Original LTV (%): 81.69
% First Liens: 99.96
% Owner Occupied: 91.08
% Purchase: 18.16
% Full Doc: 74.04
Non-Zero Weighted Average Credit Score: 627

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
SAXON	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed—10 Year	4	331,313	0.02	7.422	118	59.40	637
Fixed—12 Year	1	50,191	0.00	8.850	140	85.00	621
Fixed—15 Year	40	4,865,932	0.36	8.350	177	72.88	622
Fixed—20 Year	28	3,240,885	0.24	7.874	238	75.12	627
Fixed—25 Year	18	2,886,261	0.21	8.081	295	79.31	631
Fixed—30 Year	1,401	262,702,302	19.54	8.309	358	77.57	620
Fixed—40 Year	69	17,045,104	1.27	8.094	479	76.40	646
Balloon—15/30	14	564,799	0.04	11.621	172	100.00	636
Balloon—30/40	168	40,593,515	3.02	8.169	358	80.87	626
Balloon—30/50	140	40,896,223	3.04	7.644	358	78.96	651
ARM—2 Year/6 Month Balloon 30/40	273	77,775,045	5.78	8.781	359	82.50	609
ARM—2 Year/6 Month Balloon 30/50	236	80,395,922	5.98	8.530	359	83.42	619
ARM—3 Year/6 Month Balloon 30/40	244	63,666,841	4.73	8.874	358	87.43	614
ARM—3 Year/6 Month Balloon 30/50	150	54,047,932	4.02	8.273	359	84.38	637
ARM—5 Year/6 Month Balloon 30/40	13	3,786,258	0.28	8.383	359	83.97	646
ARM—5 Year/6 Month Balloon 30/50	6	2,614,438	0.19	7.702	360	85.39	643
ARM—2 Year/6 Month—40 Years	22	4,884,330	0.36	8.278	480	80.31	628
ARM—3 Year/6 Month—40 Years	18	4,770,747	0.35	8.473	479	82.72	625
ARM—2 Year/6 Month	801	191,465,353	14.24	8.919	359	82.02	613
ARM—3 Year/6 Month	711	160,100,494	11.91	8.921	358	84.82	612
ARM—5 Year/6 Month	19	6,044,135	0.45	8.278	359	77.72	613
Interest Only Fixed—20 Year—60 mo. IO term	1	235,000	0.02	6.950	240	68.12	692
Interest Only Fixed—30 Year—60 mo. IO term	92	27,590,902	2.05	7.681	359	76.41	661
Interest Only ARM—2 Year/6 Month—60 mo. IO term	361	137,635,294	10.24	8.380	359	83.00	645
Interest Only ARM—3 Year/6 Month—60 mo. IO term	347	135,168,816	10.05	8.051	359	82.65	657
Interest Only ARM—5 Year/6 Month—60 mo. IO term	55	21,263,658	1.58	7.480	359	79.22	672
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Range of Gross Interest Rates (%)

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
5.000—5.999	4	2,255,426	0.17	5.883	359	78.32	695
6.000—6.999	455	141,180,230	10.50	6.730	361	74.20	655
7.000—7.999	1,323	380,379,696	28.29	7.611	360	77.49	641
8.000—8.999	1,609	427,672,520	31.81	8.568	360	82.44	626
9.000—9.999	1,246	286,441,533	21.30	9.520	359	86.73	610
10.000—10.999	501	92,617,073	6.89	10.458	359	90.41	596
11.000—11.999	85	13,713,585	1.02	11.324	352	87.88	587
12.000—12.999	8	355,474	0.03	12.341	278	88.61	595
13.000—13.999	1	6,156	0.00	13.500	59	100.00	592
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Minimum: 5.750
Maximum: 13.500
Weighted Average: 8.462

Range of Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1—25,000	6	99,994	0.01	10.589	179	100.00	626
25,001—50,000	12	484,390	0.04	10.726	247	80.33	608
50,001—75,000	119	8,049,180	0.60	9.355	334	75.27	606
75,001—100,000	487	42,949,386	3.19	9.196	352	80.85	609
100,001—125,000	539	60,892,585	4.53	8.973	356	81.16	612
125,001—150,000	525	72,243,436	5.37	8.922	357	80.89	612
150,001—175,000	438	71,362,010	5.31	8.679	360	81.68	617
175,001—200,000	403	75,798,704	5.64	8.569	361	80.83	619
200,001—225,000	349	74,151,779	5.51	8.434	361	81.61	621
225,001—250,000	316	75,336,347	5.60	8.452	360	81.64	624
250,001—275,000	274	71,942,137	5.35	8.454	362	81.16	624
275,001—300,000	239	68,877,850	5.12	8.396	360	80.93	622
300,001—325,000	191	59,854,065	4.45	8.283	358	81.65	631
325,001—350,000	148	49,983,637	3.72	8.204	363	80.99	632
350,001—375,000	148	53,509,083	3.98	8.281	359	82.83	634
375,001—400,000	112	43,357,602	3.22	8.199	362	79.87	634
400,001—425,000	119	49,266,859	3.66	8.249	362	82.21	633
425,001—450,000	105	46,121,144	3.43	8.067	361	81.30	636
450,001—475,000	106	49,105,693	3.65	8.204	362	80.85	637
475,001—500,000	98	47,920,685	3.56	8.229	360	81.30	631
500,001—750,000	406	239,500,110	17.81	8.437	361	83.65	634
750,001—1,000,000	81	69,886,741	5.20	8.327	361	81.87	645
1,000,001 >=	11	13,928,272	1.04	7.904	360	79.10	664
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Minimum: 6,156
Maximum: 2,000,000
Average: 257,000

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
120	4	331,313	0.02	7.422	118	59.40	637
144	1	50,191	0.00	8.850	140	85.00	621
180	54	5,430,731	0.40	8.690	176	75.70	623
240	29	3,475,885	0.26	7.811	238	74.65	632
300	18	2,886,261	0.21	8.081	295	79.31	631
360	5,017	1,305,747,128	97.11	8.469	359	81.81	627
480	109	26,700,182	1.99	8.195	479	78.24	639
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Minimum: 120
Maximum: 480
Weighted Average: 361

Range of Stated Remaining Terms (months)

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
49—60	1	6,156	0.00	13.500	59	100.00	592
109—120	4	331,313	0.02	7.422	118	59.40	637
133—144	1	50,191	0.00	8.850	140	85.00	621
169—180	53	5,424,576	0.40	8.684	176	75.67	623
229—240	29	3,475,885	0.26	7.811	238	74.65	632
289—300	18	2,886,261	0.21	8.081	295	79.31	631
337—348	3	333,021	0.02	8.338	345	83.01	582
349—360	5,014	1,305,414,107	97.08	8.469	359	81.81	627
469—480	109	26,700,182	1.99	8.195	479	78.24	639
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Minimum: 59
Maximum: 480
Weighted Average: 360

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Range of Combined Original LTV Ratios (%)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
10.01—15.00	2	174,550	0.01	7.809	357	13.12	590
15.01—20.00	5	562,150	0.04	8.216	357	18.23	596
20.01—25.00	7	761,767	0.06	8.042	358	23.17	598
25.01—30.00	6	1,113,701	0.08	8.030	411	27.11	597
30.01—35.00	17	2,892,575	0.22	7.439	359	33.03	659
35.01—40.00	35	6,952,212	0.52	7.753	358	37.80	640
40.01—45.00	40	7,462,893	0.56	7.693	353	42.74	632
45.01—50.00	59	10,629,324	0.79	8.037	354	47.44	623
50.01—55.00	62	12,483,182	0.93	7.915	361	52.92	618
55.01—60.00	140	30,094,463	2.24	7.874	363	58.04	610
60.01—65.00	233	56,416,097	4.20	7.786	360	63.31	620
65.01—70.00	308	77,657,184	5.78	7.771	357	68.84	625
70.01—75.00	502	138,097,019	10.27	8.044	362	74.25	631
75.01—80.00	1,083	295,406,507	21.97	8.133	360	79.43	632
80.01—85.00	784	208,401,915	15.50	8.616	360	84.53	625
85.01—90.00	940	264,775,295	19.69	8.749	359	89.75	624
90.01—95.00	606	174,174,062	12.95	9.011	362	94.81	641
95.01—100.00	403	56,566,797	4.21	9.990	351	100.00	597
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Minimum: 12.35
Maximum: 100.00
Weighted Average: 81.69

Range of Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,976	401,002,428	29.82	8.173	359	77.87	628
3.501—4.000	1	132,377	0.01	10.140	354	100.00	593
4.001—4.500	159	42,788,468	3.18	8.869	361	85.58	627
4.501—5.000	2	478,107	0.04	8.436	354	85.01	667
5.001—5.500	389	109,415,171	8.14	8.253	362	79.16	620
5.501—6.000	521	156,974,761	11.67	7.876	360	72.40	630
6.001—6.500	1,276	398,778,965	29.66	8.516	360	83.05	632
6.501—7.000	613	188,179,915	14.00	9.136	361	91.08	625
7.001—7.500	26	4,141,671	0.31	9.161	354	94.03	596
7.501—8.000	251	39,502,409	2.94	9.941	353	98.74	596
8.001—8.500	11	2,199,553	0.16	9.156	353	100.00	601
8.501—9.000	3	471,719	0.04	9.718	353	99.90	591
9.001—9.500	2	256,673	0.02	9.479	352	100.00	600
9.501—10.000	2	299,472	0.02	10.915	353	100.00	591
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 4.000
Maximum: 9.990
Non-Zero Weighted Average: 6.184

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Range of Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,976	401,002,428	29.82	8.173	359	77.87	628
<=5.000	157	41,834,250	3.11	8.868	361	85.37	625
5.001—5.500	383	108,552,579	8.07	8.254	362	79.17	620
5.501—6.000	487	149,569,309	11.12	7.843	360	72.02	630
6.001—6.500	1,200	381,218,541	28.35	8.479	360	83.09	632
6.501—7.000	577	183,643,060	13.66	9.092	361	90.73	626
7.001—7.500	13	3,691,844	0.27	8.027	358	79.69	653
7.501—8.000	23	5,749,743	0.43	8.361	357	80.98	634
8.001—8.500	26	5,708,712	0.42	8.847	364	85.24	625
8.501—9.000	48	9,431,042	0.70	9.135	357	89.13	624
9.001—9.500	63	13,070,422	0.97	9.408	355	94.87	616
9.501—10.000	119	19,599,669	1.46	9.835	356	96.28	596
10.001—10.500	75	10,888,169	0.81	10.273	353	99.17	591
10.501—11.000	68	8,135,264	0.61	10.780	353	99.36	592
11.001—11.500	16	2,448,935	0.18	11.212	356	93.94	597
11.501—12.000	1	77,724	0.01	11.590	353	100.00	585
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 4.500
Maximum: 11.590
Non-Zero Weighted Average: 6.371

Range of Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,976	401,002,428	29.82	8.173	359	77.87	628
<= 12.500	64	23,618,569	1.76	6.327	363	74.76	660
12.501—13.000	162	55,707,501	4.14	6.900	361	77.04	655
13.001—13.500	241	83,071,038	6.18	7.330	360	78.32	648
13.501—14.000	470	158,507,245	11.79	7.820	360	79.78	639
14.001—14.500	412	123,309,184	9.17	8.311	361	82.32	630
14.501—15.000	643	196,304,779	14.60	8.793	361	84.11	624
15.001—15.500	410	113,068,701	8.41	9.272	360	86.35	613
15.501—16.000	473	112,292,993	8.35	9.786	360	88.44	610
16.001—16.500	189	41,407,554	3.08	10.263	358	90.70	604
16.501—17.000	143	26,203,010	1.95	10.745	358	91.58	589
17.001—17.500	41	8,910,753	0.66	11.172	358	88.13	597
17.501—18.000	8	1,217,936	0.09	11.424	359	86.94	560
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 11.750
Maximum: 17.990
Non-Zero Weighted Average: 14.592

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,976	401,002,428	29.82	8.173	359	77.87	628
1.000	14	4,402,765	0.33	9.052	359	80.30	647
1.500	13	3,769,914	0.28	8.033	357	81.88	627
2.000	2	735,413	0.05	8.601	357	90.00	697
2.625	1	188,262	0.01	8.325	358	83.78	585
3.000	3,226	934,522,909	69.50	8.584	360	83.32	627
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 1.000
Maximum: 3.000
Non-Zero Weighted Average: 2.984

Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,976	401,002,428	29.82	8.173	359	77.87	628
1.000	3,243	939,849,349	69.90	8.587	360	83.32	627
1.500	13	3,769,914	0.28	8.033	357	81.88	627
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.002

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,976	401,002,428	29.82	8.173	359	77.87	628
1	1	78,472	0.01	7.850	337	69.57	545
13	1	238,000	0.02	6.640	349	80.00	646
14	1	164,414	0.01	7.840	350	80.00	639
16	5	880,774	0.07	9.084	352	90.26	584
17	2	220,526	0.02	10.617	353	100.00	605
18	12	2,072,077	0.15	9.243	354	95.47	589
19	1	284,246	0.02	9.440	355	100.00	641
20	13	3,650,881	0.27	8.056	356	84.45	623
21	48	12,781,950	0.95	8.378	357	82.57	616
22	332	90,789,546	6.75	8.718	359	81.64	620
23	569	165,222,523	12.29	8.631	360	82.31	619
24	663	205,380,065	15.27	8.714	362	82.92	626
25	46	10,536,830	0.78	8.748	360	84.32	634
26	2	286,741	0.02	9.218	350	100.00	595
27	3	377,583	0.03	9.860	351	100.00	614
28	74	11,222,417	0.83	9.866	352	99.19	594
29	156	23,594,027	1.75	9.971	353	99.86	593
30	63	9,494,902	0.71	9.837	354	99.04	602
32	1	187,099	0.01	8.150	356	68.22	577
33	20	5,213,820	0.39	8.578	357	84.88	630
34	194	54,854,673	4.08	8.557	360	83.42	632
35	367	124,445,880	9.26	8.300	361	82.55	632
36	533	170,853,615	12.71	8.348	361	82.45	636
37	56	17,079,712	1.27	8.624	361	81.46	647
57	1	474,397	0.04	10.250	357	79.17	626
58	8	2,130,235	0.16	8.219	358	87.45	603
59	40	14,013,237	1.04	7.646	359	81.53	654
60	42	16,500,620	1.23	7.698	360	77.47	666
61	2	590,000	0.04	7.475	360	85.94	675
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 1
Maximum: 60
Non-Zero Weighted Average: 30

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
California	686	276,468,120	20.56	8.045	361	79.62	635
Florida	615	139,605,289	10.38	8.446	361	80.57	626
Maryland	468	130,827,363	9.73	8.338	360	81.61	621
New York	303	118,639,208	8.82	8.256	362	79.98	637
New Jersey	219	73,422,696	5.46	8.538	362	81.22	627
Virginia	244	64,290,712	4.78	8.385	361	80.86	626
Massachusetts	165	55,087,034	4.10	8.253	361	79.27	638
Illinois	229	51,609,437	3.84	8.969	361	85.24	624
Texas	254	42,236,022	3.14	8.825	356	84.76	624
Arizona	169	38,059,424	2.83	8.373	357	80.01	628
Georgia	161	29,361,162	2.18	9.074	357	85.89	619
Washington	99	25,913,079	1.93	8.503	356	81.11	622
Pennsylvania	141	22,452,419	1.67	8.692	355	83.85	614
Ohio	130	17,687,397	1.32	9.287	356	90.98	617
Connecticut	71	17,420,105	1.30	8.274	364	83.16	630
Other	1,278	241,542,225	17.96	8.855	357	84.02	621
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Number of States/District of Columbia Represented: 51

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Primary	4,706	1,224,616,806	91.08	8.429	360	82.23	625
Investment	475	103,650,523	7.71	8.803	359	76.56	656
Second Home	51	16,354,362	1.22	8.749	356	73.82	655
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Single Family Residence	4,004	977,583,875	72.70	8.442	359	81.61	626
Planned Unit Development	601	177,409,144	13.19	8.459	360	83.89	628
2-4 Family	418	139,533,538	10.38	8.439	362	78.71	639
Condo	208	49,979,334	3.72	8.929	360	83.71	629
Manufactured Housing	1	115,800	0.01	7.500	360	37.12	709
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Refinance—Cashout	3,852	1,019,949,112	75.85	8.312	360	79.82	625
Purchase	1,033	244,211,823	18.16	9.159	359	89.64	635
Refinance—Rate Term	347	80,460,757	5.98	8.250	360	81.15	638
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Full Documentation	4,076	995,592,971	74.04	8.462	360	83.67	621
Stated Documentation	1,091	327,006,047	24.32	8.482	360	75.79	646
Limited Documentation	65	22,022,673	1.64	8.165	361	79.46	628
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Below 500	1	62,917	0.00	12.450	355	49.22	489
500—524	29	4,616,995	0.34	9.951	348	73.62	510
525—549	80	13,731,483	1.02	9.277	355	73.18	537
550—574	547	123,776,299	9.21	9.048	360	79.15	560
575—599	982	206,536,608	15.36	8.968	358	83.62	587
600—624	1,302	335,344,848	24.94	8.637	359	81.67	612
625—649	1,026	281,247,494	20.92	8.321	359	82.30	637
650—674	682	191,814,968	14.27	8.041	362	82.24	661
675—699	342	107,053,474	7.96	7.762	362	81.39	686
700—724	132	43,797,812	3.26	7.703	361	79.44	710
725—749	60	20,407,193	1.52	7.664	359	80.47	736
750—774	33	10,848,030	0.81	7.684	360	79.49	760
775—799	12	4,133,722	0.31	7.923	352	76.26	781
800 +	4	1,249,849	0.09	9.318	359	83.18	804
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 489
Maximum: 806
Non-Zero Weighted Average: 627

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Aggregate	5,232 records Balance: $1,344,621,691

Prepayment Penalty Term

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	1,756	456,441,371	33.95	8.671	359	81.64	626
6	1	175,966	0.01	9.325	359	80.00	742
12	410	150,180,473	11.17	8.371	362	80.34	634
24	1,120	312,234,706	23.22	8.490	360	82.38	622
30	12	2,559,919	0.19	8.517	350	87.41	634
36	1,932	422,901,257	31.45	8.246	359	81.66	630
60	1	128,000	0.01	9.000	360	80.00	600
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627
Non-Zero Minimum: 6
Maximum: 60
Non-Zero Weighted Average: 28

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1st Lien	5,216	1,344,026,449	99.96	8.460	360	81.68	627
2nd Lien	16	595,242	0.04	11.563	173	100.00	636
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

Interest Only Term

Interest Only Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	4,376	1,022,728,021	76.06	8.569	360	81.58	619
60	856	321,893,670	23.94	8.121	359	82.03	653
Total:	5,232	1,344,621,691	100.00	8.462	360	81.69	627

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	2,904 records Balance: $616,500,506

Summary Statistics
Number of Mortgage Loans: 1,327
Aggregate Principal Balance ($): 522,260,332
Weighted Average Current Mortgage Rate (%): 8.593
Non-Zero Weighted Average Margin (%): 6.329
Non-Zero Weighted Average Maximum Rate (%): 14.683
Weighted Average Stated Original Term (months): 361
Weighted Average Stated Remaining Term (months): 359
Weighted Average Combined Original LTV (%): 84.89
% First Liens: 99.89
% Owner Occupied: 91.71
% Purchase: 33.71
% Full Doc: 73.90
Non-Zero Weighted Average Credit Score: 632

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
SAXON	1,327	522,260,332	100.00	8.593	359	84.89	632
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed—15 Year	1	6,156	0.00	13.500	59	100.00	592
Fixed—20 Year	2	113,599	0.02	9.110	234	92.14	624
Fixed—25 Year	1	486,312	0.09	6.990	294	69.50	609
Fixed—30 Year	188	55,221,271	10.57	8.554	357	82.37	624
Fixed—40 Year	6	3,436,206	0.66	7.413	477	71.32	668
Balloon—15/30	14	564,799	0.11	11.621	172	100.00	636
Balloon—30/40	26	9,582,930	1.83	7.966	357	82.23	624
Balloon—30/50	23	12,151,743	2.33	7.364	357	79.78	667
ARM—2 Year/6 Month Balloon 30/40	64	28,470,810	5.45	8.804	359	85.27	614
ARM—2 Year/6 Month Balloon 30/50	64	35,673,722	6.83	8.537	359	85.22	620
ARM—3 Year/6 Month Balloon 30/40	126	35,247,215	6.75	9.141	356	91.70	613
ARM—3 Year/6 Month Balloon 30/50	42	23,821,257	4.56	8.353	359	85.67	635
ARM—5 Year/6 Month Balloon 30/40	4	1,834,616	0.35	8.280	359	80.31	647
ARM—5 Year/6 Month Balloon 30/50	4	2,058,500	0.39	7.906	360	85.55	641
ARM—2 Year/6 Month—40 Years	1	188,955	0.04	8.700	480	95.00	660
ARM—3 Year/6 Month—40 Years	3	1,701,504	0.33	8.532	479	81.34	613
ARM—2 Year/6 Month	168	69,992,480	13.40	9.063	359	83.86	620
ARM—3 Year/6 Month	290	69,930,109	13.39	9.240	357	89.77	611
ARM—5 Year/6 Month	4	2,396,332	0.46	7.365	359	77.38	620
Interest Only Fixed—30 Year—60 mo. IO term	16	7,913,932	1.52	7.497	358	75.46	659
Interest Only ARM—2 Year/6 Month—60 mo. IO term	144	78,764,966	15.08	8.507	359	84.66	646
Interest Only ARM—3 Year/6 Month—60 mo. IO term	121	73,320,049	14.04	8.080	359	83.13	661
Interest Only ARM—5 Year/6 Month—60 mo. IO term	15	9,382,870	1.80	7.352	360	82.02	677
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Range of Gross Interest Rates (%)

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
5.000—5.999	2	1,556,119	0.30	5.851	360	80.72	693
6.000—6.999	96	51,851,991	9.93	6.711	360	76.90	657
7.000—7.999	238	134,417,494	25.74	7.633	361	79.75	648
8.000—8.999	306	152,230,556	29.15	8.606	360	85.09	635
9.000—9.999	406	127,212,563	24.36	9.527	358	89.52	615
10.000—10.999	232	47,047,013	9.01	10.471	356	94.37	599
11.000—11.999	40	7,731,384	1.48	11.299	351	90.78	599
12.000—12.999	6	207,058	0.04	12.221	171	100.00	637
13.000—13.999	1	6,156	0.00	13.500	59	100.00	592
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Minimum: 5.750
Maximum: 13.500
Weighted Average: 8.593

Range of Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1—25,000	6	99,994	0.02	10.589	179	100.00	626
25,001—50,000	8	285,651	0.05	11.450	202	98.29	636
50,001—75,000	21	1,438,958	0.28	10.121	346	96.14	626
75,001—100,000	112	9,801,454	1.88	10.204	352	96.01	609
100,001—125,000	111	12,684,379	2.43	9.978	352	95.42	606
125,001—150,000	92	12,623,481	2.42	9.947	354	97.46	603
150,001—175,000	68	11,057,307	2.12	9.866	354	96.34	610
175,001—200,000	35	6,637,812	1.27	9.492	359	93.03	614
200,001—225,000	35	7,414,192	1.42	9.450	355	96.03	622
225,001—250,000	28	6,679,400	1.28	9.770	356	92.81	606
250,001—275,000	16	4,191,596	0.80	9.259	356	94.45	616
275,001—300,000	14	4,008,341	0.77	9.386	356	92.25	624
300,001—325,000	17	5,352,569	1.02	9.399	357	93.71	616
325,001—350,000	5	1,653,846	0.32	9.517	357	94.34	639
350,001—375,000	6	2,145,679	0.41	9.551	357	91.70	605
375,001—400,000	6	2,329,650	0.45	9.589	360	84.94	668
400,001—425,000	39	16,424,973	3.14	8.480	359	83.43	635
425,001—450,000	85	37,326,756	7.15	8.119	362	82.32	637
450,001—475,000	81	37,495,879	7.18	8.201	360	81.44	636
475,001—500,000	78	38,111,189	7.30	8.269	358	82.02	630
500,001—750,000	373	221,459,710	42.40	8.455	361	83.83	632
750,001—1,000,000	80	69,109,243	13.23	8.338	361	81.83	645
1,000,001 >=	11	13,928,272	2.67	7.904	360	79.10	664
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Minimum: 6,156
Maximum: 2,000,000
Average: 393,565

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
180	15	570,955	0.11	11.642	171	100.00	636
240	2	113,599	0.02	9.110	234	92.14	624
300	1	486,312	0.09	6.990	294	69.50	609
360	1,299	515,762,801	98.76	8.599	358	84.99	632
480	10	5,326,665	1.02	7.816	478	75.36	650
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Minimum: 180
Maximum: 480
Weighted Average: 361

Range of Stated Remaining Terms (months)

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
49—60	1	6,156	0.00	13.500	59	100.00	592
169—180	14	564,799	0.11	11.621	172	100.00	636
229—240	2	113,599	0.02	9.110	234	92.14	624
289—300	1	486,312	0.09	6.990	294	69.50	609
349—360	1,299	515,762,801	98.76	8.599	358	84.99	632
469—480	10	5,326,665	1.02	7.816	478	75.36	650
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Minimum: 59
Maximum: 480
Weighted Average: 359

Range of Combined Original LTV Ratios (%)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
25.01—30.00	1	512,638	0.10	7.490	475	25.68	615
35.01—40.00	4	2,114,281	0.40	7.535	359	37.73	642
40.01—45.00	2	1,298,976	0.25	7.271	358	43.00	662
45.01—50.00	2	975,000	0.19	7.702	359	46.92	668
50.01—55.00	3	1,147,624	0.22	9.161	358	53.92	633
55.01—60.00	12	6,067,329	1.16	7.618	370	58.56	616
60.01—65.00	27	14,776,543	2.83	7.778	359	63.19	628
65.01—70.00	38	22,382,344	4.29	7.677	357	68.83	626
70.01—75.00	84	48,195,980	9.23	7.965	362	74.41	641
75.01—80.00	209	104,225,794	19.96	8.118	361	79.52	641
80.01—85.00	150	72,389,697	13.86	8.638	359	84.49	634
85.01—90.00	233	111,381,442	21.33	8.661	360	89.73	630
90.01—95.00	159	80,225,888	15.36	9.003	360	94.84	644
95.01—100.00	403	56,566,797	10.83	9.990	351	100.00	597
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Minimum: 25.68
Maximum: 100.00
Weighted Average: 84.89

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Range of Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	277	89,476,947	17.13	8.204	360	81.02	635
3.501—4.000	1	132,377	0.03	10.140	354	100.00	593
4.001—4.500	26	13,488,152	2.58	8.946	359	87.36	640
4.501—5.000	1	119,657	0.02	10.490	353	100.00	592
5.001—5.500	68	38,260,859	7.33	8.357	361	81.60	623
5.501—6.000	118	64,525,079	12.35	7.863	359	73.89	637
6.001—6.500	376	181,635,533	34.78	8.511	360	84.00	639
6.501—7.000	182	91,145,141	17.45	9.069	360	92.34	632
7.001—7.500	22	3,296,406	0.63	9.314	354	96.76	597
7.501—8.000	238	36,952,763	7.08	9.999	353	99.55	595
8.001—8.500	11	2,199,553	0.42	9.156	353	100.00	601
8.501—9.000	3	471,719	0.09	9.718	353	99.90	591
9.001—9.500	2	256,673	0.05	9.479	352	100.00	600
9.501—10.000	2	299,472	0.06	10.915	353	100.00	591
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 4.000
Maximum: 9.990
Non-Zero Weighted Average: 6.329

Range of Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	277	89,476,947	17.13	8.204	360	81.02	635
<=5.000	25	12,894,736	2.47	8.950	359	87.01	635
5.001—5.500	67	38,151,247	7.31	8.353	361	81.55	623
5.501—6.000	105	60,972,463	11.67	7.828	359	73.29	637
6.001—6.500	352	173,624,720	33.24	8.465	360	84.07	639
6.501—7.000	167	89,686,363	17.17	9.039	360	91.68	632
7.001—7.500	3	1,799,124	0.34	8.108	358	83.25	650
7.501—8.000	5	2,059,416	0.39	8.494	357	83.28	652
8.001—8.500	7	2,136,378	0.41	8.801	356	90.89	645
8.501—9.000	21	4,296,828	0.82	8.894	355	94.55	631
9.001—9.500	48	10,202,198	1.95	9.332	354	97.41	616
9.501—10.000	100	16,852,051	3.23	9.798	354	97.77	598
10.001—10.500	71	10,338,431	1.98	10.268	353	100.00	591
10.501—11.000	64	7,659,853	1.47	10.786	353	100.00	591
11.001—11.500	14	2,031,853	0.39	11.188	355	95.26	598
11.501—12.000	1	77,724	0.01	11.590	353	100.00	585
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 4.500
Maximum: 11.590
Non-Zero Weighted Average: 6.618

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Range of Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	277	89,476,947	17.13	8.204	360	81.02	635
<= 12.500	18	10,401,447	1.99	6.287	359	76.54	658
12.501—13.000	44	24,319,586	4.66	6.846	359	79.64	665
13.001—13.500	62	37,149,006	7.11	7.345	361	79.47	653
13.501—14.000	122	71,023,485	13.60	7.828	359	81.02	644
14.001—14.500	85	45,448,207	8.70	8.308	359	85.02	636
14.501—15.000	174	86,023,495	16.47	8.810	360	86.38	634
15.001—15.500	144	56,962,038	10.91	9.258	360	88.41	619
15.501—16.000	185	54,862,501	10.50	9.791	358	90.34	615
16.001—16.500	101	23,620,551	4.52	10.273	357	93.99	602
16.501—17.000	86	16,337,574	3.13	10.767	356	95.00	594
17.001—17.500	27	6,375,770	1.22	11.177	358	88.98	601
17.501—18.000	2	259,724	0.05	11.702	357	78.98	548
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 11.750
Maximum: 17.750
Non-Zero Weighted Average: 14.683

Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	277	89,476,947	17.13	8.204	360	81.02	635
1.000	4	2,433,456	0.47	8.733	359	79.53	665
1.500	4	1,747,043	0.33	7.832	357	86.69	618
2.000	1	584,562	0.11	8.500	357	90.00	724
3.000	1,041	428,018,324	81.95	8.676	359	85.72	631
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 1.000
Maximum: 3.000
Non-Zero Weighted Average: 2.981

Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	277	89,476,947	17.13	8.204	360	81.02	635
1.000	1,046	431,036,342	82.53	8.676	359	85.69	632
1.500	4	1,747,043	0.33	7.832	357	86.69	618
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.002

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	277	89,476,947	17.13	8.204	360	81.02	635
16	2	421,353	0.08	9.023	352	96.07	591
17	2	220,526	0.04	10.617	353	100.00	605
18	8	1,380,874	0.26	9.295	354	97.26	595
19	1	284,246	0.05	9.440	355	100.00	641
20	3	1,565,635	0.30	7.744	356	92.24	610
21	12	4,803,521	0.92	8.582	357	85.21	606
22	79	37,063,457	7.10	8.606	358	82.96	627
23	137	68,403,412	13.10	8.662	359	83.95	624
24	187	95,997,117	18.38	8.836	360	85.05	635
25	11	3,095,153	0.59	9.003	359	89.55	644
26	2	286,741	0.05	9.218	350	100.00	595
27	3	377,583	0.07	9.860	351	100.00	614
28	72	10,781,716	2.06	9.930	352	99.79	593
29	154	23,248,454	4.45	9.982	353	99.96	593
30	61	9,049,077	1.73	9.920	354	99.83	599
33	4	2,031,309	0.39	8.626	357	89.31	666
34	45	22,966,300	4.40	8.551	361	84.67	634
35	96	57,112,448	10.94	8.230	360	83.18	637
36	133	72,031,255	13.79	8.342	361	83.68	645
37	11	5,990,890	1.15	8.801	360	82.81	681
58	1	630,000	0.12	7.500	358	90.00	616
59	11	6,317,799	1.21	7.582	359	82.24	658
60	15	8,724,520	1.67	7.504	360	80.48	665
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 16
Maximum: 60
Non-Zero Weighted Average: 30

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
California	280	157,657,550	30.19	8.135	361	83.22	636
New York	103	55,618,033	10.65	8.420	360	83.94	644
Maryland	85	43,799,396	8.39	8.530	359	84.55	625
Florida	97	39,840,630	7.63	8.613	359	84.25	630
Virginia	59	27,735,420	5.31	8.552	360	83.47	632
New Jersey	55	27,558,078	5.28	8.654	361	83.11	627
Massachusetts	47	23,257,641	4.45	8.177	359	79.09	649
Texas	76	16,078,349	3.08	9.198	356	89.44	627
Illinois	40	14,167,892	2.71	9.124	358	88.92	633
Arizona	27	10,595,366	2.03	8.836	358	84.97	638
Washington	26	9,370,205	1.79	9.137	355	81.77	615
Georgia	44	9,177,206	1.76	9.603	356	93.54	620
Colorado	21	7,674,908	1.47	8.567	358	85.67	625
Nevada	11	5,770,731	1.10	8.210	359	87.42	654
North Carolina	34	5,595,313	1.07	9.794	354	95.33	630
Other	322	68,363,611	13.09	9.387	356	89.58	618
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Number of States/District of Columbia Represented: 47

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Primary	1,177	478,988,360	91.71	8.552	359	85.46	629
Investment	137	34,328,201	6.57	9.091	359	79.59	663
Second Home	13	8,943,771	1.71	8.836	359	74.60	666
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Single Family Residence	1,014	387,720,518	74.24	8.553	359	84.49	630
Planned Unit Development	183	83,082,160	15.91	8.554	359	86.15	633
2-4 Family	74	32,418,749	6.21	8.699	359	86.18	648
Condo	55	18,923,106	3.62	9.392	359	85.78	632
Manufactured Housing	1	115,800	0.02	7.500	360	37.12	709
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Refinance—Cashout	569	322,818,050	61.81	8.261	361	81.97	630
Purchase	714	176,044,647	33.71	9.291	357	90.92	633
Refinance—Rate Term	44	23,397,634	4.48	7.912	361	79.86	650
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Full Documentation	1,050	385,950,310	73.90	8.640	359	87.22	625
Stated Documentation	256	124,729,779	23.88	8.500	359	78.03	653
Limited Documentation	21	11,580,243	2.22	8.022	368	81.18	631
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
500—524	2	915,752	0.18	8.851	358	80.01	500
525—549	6	2,603,840	0.50	8.588	359	72.18	536
550—574	59	31,412,267	6.01	9.066	361	81.72	561
575—599	387	92,356,153	17.68	9.390	356	89.97	588
600—624	313	126,928,223	24.30	8.819	359	84.90	612
625—649	227	106,043,467	20.30	8.399	358	84.45	638
650—674	161	74,636,635	14.29	8.174	363	83.98	661
675—699	95	48,819,494	9.35	7.794	360	82.62	687
700—724	40	20,606,123	3.95	7.772	363	82.36	711
725—749	19	9,123,563	1.75	7.886	359	82.27	735
750—774	12	6,200,362	1.19	7.923	359	80.64	759
775—799	4	1,788,603	0.34	8.644	359	81.18	781
800 +	2	825,850	0.16	9.516	359	86.26	805
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 500
Maximum: 806
Non-Zero Weighted Average: 632

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-03	MORGAN STANLEY
Termsheet Group 2	1,327 records Balance: $522,260,332

Prepayment Penalty Term

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	394	167,944,620	32.16	8.873	359	83.88	632
12	132	67,232,955	12.87	8.620	360	85.07	639
24	281	128,948,720	24.69	8.450	359	84.36	628
30	1	249,719	0.05	9.505	354	100.00	637
36	518	157,756,318	30.21	8.397	360	86.30	633
60	1	128,000	0.02	9.000	360	80.00	600
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632
Non-Zero Minimum: 12
Maximum: 60
Non-Zero Weighted Average: 27

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1st Lien	1,311	521,665,090	99.89	8.589	360	84.88	632
2nd Lien	16	595,242	0.11	11.563	173	100.00	636
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

Interest Only Term

Interest Only Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	1,031	352,878,515	67.57	8.776	359	85.60	621
60	296	169,381,817	32.43	8.211	359	83.42	655
Total:	1,327	522,260,332	100.00	8.593	359	84.89	632

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”).  This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication ‘Characteristics and Risks of Standardized Options,’ which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority’s rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

© 2005 Morgan Stanley